UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 2

FORM S-1 /A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

 Moving Box Inc.
 (Name of small business issuer in our charter)

Delaware	7812	27-1994406
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	IRS I.D.

222 E . Jones Ave. Wake Forest NC	27587
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number:  919 649 3587

Vcorp Services LLC
1811 Silverside Rd.
Wilmington DE 19810
888-528-2677
(Name, address and telephone number of agent for service)

SEC File No. 333-168738

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.

Large accelerated filer	☐	Accelerated Filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee [1] [2]
Common Stock offered by the Selling Stockholders [3]	2,000,000	$.05	$100,000	$7. 13
TOTAL

(1) Estimated in accordance with Rule 457(a) of the Securities Act of 1933 solely for the purpose of computing the amount of the registration fee based on the maximum aggregate offering price .

(2) Calculated under Section 6(b) of the Securities Act of 1933 as .00007130 of the maximum aggregate offering price.

(3) Represents shares of the registrant’s common stock being registered for resale that have been issued to the selling shareholders named in this registration statement.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay our effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a) may determine.

PROSPECTUS

Moving Box Inc.

Selling shareholders are offering up to 2,000,000 shares of common stock.  The selling shareholders will offer their shares at $0.05 per share until our shares are quoted on the OTC Bulletin Board and, assuming we secure this qualification, thereafter at prevailing market prices or privately negotiated prices.    We will not receive proceeds from the sale of shares from the selling shareholders.

There are no underwriting commissions involved in this offering.  We have agreed to pay all the costs of this offering. Selling shareholders will pay no offering expenses.

Prior to this offering, there has been no market for our securities. Our common stock is not now listed on any national securities exchange, the NASDAQ stock market, or the OTC Bulletin Board.  There is no guarantee that our securities will ever trade on the OTC Bulletin Board or other exchange.

This offering is highly speculative and these securities involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment.  See “Risk Factors” beginning on page 7.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is _________________

TABLE OF CONTENTS

SUMMARY INFORMATION AND RISK FACTORS	5

RISK FACTORS	10

USE OF PROCEEDS	14

DETERMINATION OFFERING PRICE	14

DILUTION	14

SELLING SHAREHOLDERS	15

PLAN OF DISTRIBUTION	18

LEGAL PROCEEDINGS	19

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS	19

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	20

DESCRIPTION OF SECURITIES	21

INTEREST OF NAMED EXPERTS	21

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES LIABILITIES	21

DESCRIPTION OF BUSINESS	22

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	28

DESCRIPTION OF PROPERTY	32

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	32

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	32

EXECUTIVE COMPENSATION	34

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	36

FINANCIAL STATEMENTS	F-1

SUMMARY INFORMATION AND RISK FACTORS

You should carefully read all information in the prospectus, including the financial statements and their explanatory notes, under the Financial Statements prior to making an investment decision.

Organization

Moving Box, Inc. was incorporated on February 25, 2010, under the laws of the State of Delaware, as a development stage company.

On March 23, 2010 Moving Box, Inc. acquired 100% of the Member Interests in Moving Box Entertainment, LLC, a North Carolina limited liability company, in exchange for assumption of their debts and obligations. The inception date is January 1, 2010, because the prior entity, Moving Box Entertainment, LLC, was under common control.

We have a principal office at 222 E . Jones Ave, Wake Forest NC 27587 and telephone number is 919.649.3587.

Business

We were formed to acquire scripts for movie opportunities, to produce the related movies and to sell, lease, license, distribute and syndicate the movies and develop other related media products related to the movies.

Since our inception, we have taken the following steps to implement our business plan:

●
Through our acquisition of Moving Box Entertainment LLC on January 5, 2010, we acquired all interests in and rights and title to an unpublished script entitled "A Box for Rob" (the “Movie”) from Brett Gentile , an unrelated third party with whom neither we nor Mr. Wilcken, Jr., our president, had any prior business or other relationship.

●
We raised the cash amount of $ 264,200, all the cash funding needed to make the Movie, $154,250 through the sale of Royalty Rights in the Movie under a Royalty Rights Agreement with required payments to Investors as set forth below as well as well as a loan in the amount of $ 110 ,200, representing multiple advances the last of which was July 13, 2010, from Andreas Wilcken, Jr., our president and director under a note (“Wilcken Note”) which is in the principal amount of $110,200, bears interest at the rate of 8% per annum, payable as set forth below.

·
We retained the services of Uptone Pictures, Inc., an unrelated third party, under a Production Agreement to be the production company for the production and post production of the Movie and agreed to pay them $264,200 for their services, of which all $264,200, including the entire $110,200 proceeds of the Wilcken Note , has been paid, as well as additional amounts as set forth below.

As used in the Royalty Rights Agreement and the Production Agreement, the following terms have the following meanings:

●
Revenue.  All monies received by Moving Box from the worldwide sale, lease, license, release, distribution, syndication, theatrical release, theatrical and box office sales, residuals, renewals, reproductions in any format, pay-per-view, internet and mobile licensing fees or revenue, merchandising sales or licenses in any way related to the Content or Project.

●
In the Royalty Rights Agreement, the term “Costs” is defined as follows:

Costs.  Out-of-pocket expenses and third party fees incurred by Moving Box for the manufacturing, distribution, syndication, sale, leasing or licensing of the Content, including third party distributor fees, manufacturing costs for DVD’s or other product, publication fees, and sales fees incurred by Moving Box and related to the manufacturing, distribution and syndication of the Content.  The term “Costs” excludes all production costs, wages and salaries in any form, including, but not limited to (i) actor and cinematography expenses, wages or fees, (ii) payments to contractors and related wages, salaries or expenses (iii) expenses related in any way to set production, rentals, equipment fees, equipment rentals, costume design, production, purchase or rental (iv) set, or prop rentals, (v) and any other costs or expenses related to the production of the movie and the Project. The term “Costs” shall further exclude any payment or obligation of Moving Box to the Investors or other persons or entities loaning money to Moving Box and excludes any and all salaries or distributions or any payments to Moving Box, its officers, owners, or directors.

In the Production Agreement, the term “Costs” is defined as follows:

Costs.  Out-of-pocket expenses and third party fees incurred by MBE for the manufacturing, distribution, syndication, sale, leasing or licensing of the Content, including third party distributor fees, manufacturing costs for DVD’s or other product, publication fees, and sales fees incurred by MBE and related to the manufacturing, distribution and syndication of the Content.  The term “Costs” includes all production costs, wages and salaries in any form, including, but not limited to (i) actor and cinematography expenses, wages or fees, (ii) payments to contractors and related wages, salaries or expenses (iii) expenses related in any way to set production, rentals, equipment fees, equipment rentals, costume design, production, purchase or rental (iv) set, or prop rentals, (v) and any other costs or expenses related to the production of the movie and the Project. The term “Costs” shall include any payment or obligation of MBE to the Investors under a Royalty Rights Agreement or other persons or entities providing funds or loaning money to MBE or for the Project or any other creditors of MBE not related to the Project, but excludes any and all salaries or distributions or any payments to MBE’s managing members.

The difference between the definition in the two agreements is that “Costs” in the Production Agreement includes any payment or obligation of MBE to the Investors under a Royalty Rights Agreement or other persons or entities providing funds or loaning money to MBE or for the Project or any other creditors of MBE not related to the Project while the definition in the Royalty Rights Agreement excludes such Costs.  The reason for this distinction is that payments to the parties under these Agreements is calculated on Net Revenue, and for the split between Moving Box and Uptone in the Production Agreement, any payment or obligation of MBE to the Investors under a Royalty Rights Agreement or other persons or entities providing funds or loaning money to MBE or for the Project or any other creditors of MBE not related to the Project is deducted for determining Net Revenues for the purpose of the split but is not deducted for determining Net Revenues for the split between Investors and Moving Box in the Royalty Rights Agreement.  This means that the 40% of Net Revenues as defined in the Royalty Rights Agreement to Investors under Section 2.3 of Royalty Rights Agreement and the Wilcken Note and any other funds advanced by Mr. Wilcken, Jr. must be repaid in their entirety before there is any split of Net Revenue under the Production Agreement.

●	Net Revenue. Net Revenue means the Revenue less the Costs.

Definitions in the Agreements

•
“Investors” means Garrett, LLC, its successors and assigns, a Kentucky limited liability company of 3505 Castlegate Court, Lexington, Kentucky 40502, Ian McKinnon, #2302, 4801 Bonita Bay Boulevard, Bonita Springs, Florida 34134, and Brad Miller, PO Box 487, Hamilton, Indiana 47642

•	“MBE,” “Moving Box” and “Moving Box LLC” mean Moving Box Entertainment, LLC, a North Carolina limited liability company.

Flow of Funds/Payments from Revenue from the Movie under the Royalty Rights Agreement, Wilcken Note and Production Agreement combined:

First, prior to repayment to Investors under Section 2.2 of Royalty Rights Agreement -

●
All Net Revenues, as defined in the Royalty Rights Agreement, prior to repayment to Investors in the aggregate amount of $154,250 under Section 2.2 of Royalty Rights Agreement shall be distributed to Investors until the Investors receive an aggregate amount of $154,250

Then, after payment to Investors in the aggregate amount of $154,250 under Section 2.2 of Royalty Rights Agreement

●
First, all Net Revenues, as defined in the Royalty Rights Agreement, shall be distributed by Moving Box Entertainment LLC to Moving Box Inc to be applied to the repayment of the Wilcken Note until all principal and interest is paid in full.  The Wilcken Note is in the principal amount of $110,200, bears interest at the rate of 8% per annum.

●	Then, an amount equal to 40% of Net Revenues, as defined in the Royalty Rights Agreement, to Investors under Section 2.3 of Royalty Rights Agreement

●
Then an amount equal to 50% of the Net Revenues, as defined in the Production Agreement, to Moving Box Entertainment LLC and an amount equal to 50% of the Net Revenues, as defined in the Production Agreement, to Uptone

●
Then any remaining undistributed Net Revenues, as defined in the Royalty Rights Agreement, shall be distributed by Moving Box Entertainment LLC to Moving Box Inc to be used for general operating expenses.

These agreements impact our future revenue and profits in that they require substantial payments to other parties, specifically the Investors; Mr. Wilcken, our president and director, and Uptone, from future revenues generated from the Movie.

The Movie is now in post production and is being edited and posting together video images with sound, sound effects, music colorization, mastering and polishing of the Movie. We currently have no binding contracts, agreements or commitments with any distributors for the Movie.  We anticipate that the Movie will be ready for distribution in early 2011 .

Management may in the future seek to identify and produce other movie opportunities.  We have not identified and have no contracts, agreements or commitments to acquire other movie opportunities.

Our independent auditor’s report expresses substantial doubt about our ability to continue as a going concern.  At December 21, 2010 , we had $10,700  in cash in our bank account.  We anticipate our monthly burn rate for the next 12 months to be approximately $ 4,600 per month, including the maximum estimated $25,000 costs of going and staying public as described herein..  Accordingly, unless we generate operating revenues or raise additional funds or unless Mr. Wilcken, Jr. loans us additional funds to continue our operations, we will run out of money in March 2010 and have to suspend or cease operations until we generate revenues or secure such loan or funding.  However, Mr. Wilcken, Jr., our president and director, has orally agreed to provide all necessary funding upon the same terms as the Wilcken Note described above if we do not generate sufficient funds from operations or secure funds from other sources.

The Offering

As of the date of this prospectus, we had 6,500,000 shares of common stock outstanding.

Selling shareholders are offering up to 2,000,000 shares of common stock.  The selling shareholders will offer their shares at $0.05 per share until our shares are quoted on the OTC Bulletin Board and, assuming we secure this qualification, thereafter at prevailing market prices or privately negotiated prices.   We will pay all expenses of registering the securities, estimated at approximately $25,000.  We will not receive proceeds from the sale of shares from the selling shareholders.

To be quoted on the OTC Bulletin Board, a market maker must file an application with FINRA on our behalf in order to make a market for our common stock.   No Market Maker has filed such and application with FINRA. Our shares should be considered totally illiquid, which inhibits investors’ ability to resell their shares.

Financial Summary

Because this is only a financial summary, it does not contain all the financial information that may be important to you. Therefore, you should carefully read all the information in this prospectus, including the financial statements and their explanatory notes before making an investment decision.

The following financial information summarizes the more complete historical financial information at the end of this prospectus.

	Year Ended March 31, 2010	Six Months Ended September 30, 2010
Income Statement Data:

Revenue	$-	$-

Total operating expenses	(11,777)	(284,115)

Net loss	(11,777)	(284,115)

Balance Sheet Data (at end of period):

Total assets	$25,823	$11,428

Total current liabilities	37,600	267,320

Total stockholders' equity	(11,777)	(255,892))

RISK FACTORS

In addition to the other information provided in this prospectus, you should carefully consider the following risk factors in evaluating our business before purchasing any of our common stock.  All material risks are discussed in this section.

Our generating no revenues from operations makes it difficult for us to evaluate our future business prospects and make decisions based on those estimates of our future performance.

Although we have taken significant steps to develop our business plan since our inception, as of June 30, 2010, we have generated no revenues.  Our business plan is still speculative and unproven.  There is no assurance that we will be successful in executing our business plan or that even if we successfully implement our business plan, we will ever generate revenues or profits, which makes it difficult to evaluate our business.  As a consequence, it is difficult, if not impossible, to forecast our future results based upon our historical data.  Because of the uncertainties related to our lack of historical operations, we may be hindered in our ability to anticipate and timely adapt to increases or decreases in sales, revenues or expenses.  If we make poor budgetary decisions as a result of unreliable historical data, we may never generate revenues or become profitable or incur losses, which may result in a decline in our stock price.

There is substantial doubt about our ability to continue as a going concern as a result of our lack of revenues and if we are unable to generate significant revenue or secure financing we may be required to cease or curtail our operations.

Our lack of operating history and revenues raise substantial doubt about our ability to continue as a going concern.  The financial statements do not include adjustments that might result from the outcome of this uncertainty and if we are unable to generate significant revenue or secure financing we may be required to cease or curtail our operations.

We may not be able to compete with larger independent movie contract production companies, the majority of whom have greater resources and experience than we do.

We are very small and unproven entity as compared to our competitors.  As an independent producer, we will compete with major U.S. and international studios.  Most of the major U.S. studios are part of large diversified corporate groups with a variety of other operations, including television networks and cable channels, that can provide both the means of distributing their products and stable sources of earnings that may allow them better to offset fluctuations in the financial performance of their motion picture and television operations.  In addition, the major studios have more resources with which to compete for ideas, storylines and scripts created by third parties as well as for actors, directors and other personnel required for production.  This will have a material adverse effect on our business, results of operations and financial condition.

Because our commercial success is dependent upon distribution and as of the date of this registration statement, we have no contract, agreement or commitment for distribution of the Movie, we may never generate revenues from distribution and our business could fail.

The commercial success of any film is dependent upon distribution.  Many independent films never find a distributor.  As independent producer, management recognizes that its success is having a distribution deal.  However, as of the date of this registration statement, we have no contract, agreement or commitment for distribution of the Movie.  Accordingly, we may never generate revenues from distribution and our business could fail.

Licensed distributors' failure to promote our programs may adversely affect our business.

Licensed distributors' decisions regarding the timing of release and promotional support of motion pictures, television programs and related products are important in determining the success of these pictures, programs and products.  As with most companies engaging in licensed distribution, we do not control the timing and manner in which our licensed distributors distribute our motion pictures or television program. Any decision by those distributors not to distribute or promote one of our motion pictures, television programs or related products or to promote our competitors' motion pictures, television programs or related products to a greater extent than they promote ours could have a material adverse effect on our business, results of operations and financial condition.

Piracy of motion pictures, including digital and internet piracy, may reduce the gross receipts from the exploitation of our production.

Motion picture piracy is extensive in many parts of the world.  Additionally, as motion pictures begin to be digitally distributed using emerging technologies such as the internet and online services, piracy could become more prevalent, including in the U.S., because digital formats are easier to copy.  As a result, users can download and distribute unauthorized copies of copyrighted motion pictures over the internet.  In addition, there could be increased use of devices capable of making unauthorized copies of motion pictures.  As long as pirated content is available to download digitally, many consumers may choose to download such pirated motion pictures rather than pay to view motion pictures.  Piracy of any films we produce may adversely impact the gross receipts received from the exploitation of these films, which could have a material adverse effect on our business, results of operations and financial condition.

Our business may be affected by changes in consumer discretionary spending during this time of economic difficulties in the U.S. economy which could inhibit our ability to successfully implement our business plan as a new business in the entertainment industry.

Our success depends to a significant extent on our ability to distribute or otherwise generate income from our current Movie under production as well as our ability to acquire future movie projects or generate revenue from any future movie projects we may acquire.  Our industry is subject to discretionary consumer spending, which is influenced by general economic conditions, consumer confidence and the availability of discretionary income. Changes in economic conditions affecting potential distributors or viewers of our Movie such as those occurring in the U.S. currently could reduce our ability to generate income from our Movie and also inhibit our ability to acquire and generate revenues from additional movie projects, which could have a material adverse effect on their and our financial condition and results of operations.  Our ability to raise capital in the future may be limited, which could adversely impact our business and reduce our revenues.

Our officers and directors, Andreas Wilcken, Jr. and Jonathan Seelbinder, have no prior experience in running a movie production company which could reduce the value or your investment.

Andreas Wilcken, Jr. and Jonathan Seelbinder, our officers and directors, have no experience in operating a movie company prior to joining us.  Due to their lack of experience, they may make wrong decisions and choices regarding key decisions on our behalf.  Consequently, we may suffer irreparable harm due to management's lack of experience in this industry which could reduce the value of your investment.

Because insiders control our activities, they may cause us to act in a manner that is most beneficial to them and not to outside shareholders, which could cause us not to take actions that outside investors might view favorably and which could prevent or delay a change in control.

Our executive officers, directors, and holders of 5% or more of our outstanding common stock beneficially own approximately 69.23% of our outstanding common stock.  As a result, they effectively control all matters requiring director and stockholder approval, including the election of directors, the approval of significant corporate transactions, such as mergers and related party transactions. These insiders also have the ability to delay or perhaps even block, by their ownership of our stock, an unsolicited tender offer. This concentration of ownership could have the effect of delaying, deterring or preventing a change in control of our company that you might view favorably.

The persons primarily responsible for managing our business will devote less than full time to our business, which may impede our ability to implement our business plan.

Mr. Wilcken devotes only 10% percent of his time to our business.   Mr. Seelbinder devotes less than 10% of his time to our business.   As a result, our primary management may not currently be able to devote the time necessary to our business to assure successful implementation of our business plan.

Our executive officers receive no compensation currently and will not receive compensation in the future unless we achieve significant profitable operations for a period of at least 12 consecutive months.

Andreas Wilcken, Jr. and Jonathan Seelbinder, our officers and directors, currently receive no compensation.  We have no written employment agreements with Andreas Wilcken, Jr. and Jonathan Seelbinder.  They have orally agreed to take no compensation unless and until we achieve significant profitable operations for a period of at least 12 consecutive months, meaning profits of at least $100,000 per year on an annualized basis , and then only if, in the exercise of their fiduciary duty to stockholders, the believe taking compensation will not adversely affect our ability to continue to successfully implement our business plan at that time.

We will be subject to penny stock regulations and restrictions and you may have difficulty selling shares of our common stock.

The SEC has adopted regulations which generally define so-called “penny stocks” to be an equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. Our common stock is a “penny stock”, we will become subject to Rule 15g-9 under the Exchange Act, or the “Penny Stock Rule”. This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers. For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to sale. As a result, this rule may affect the ability of broker-dealers to sell our securities and may affect the ability of purchasers to sell any of our securities in the secondary market.

For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the SEC relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

Our common stock will not initially qualify for exemption from the Penny Stock Rule. In any event, even if our common stock were exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the SEC the authority to restrict any person from participating in a distribution of penny stock, if the SEC finds that such a restriction would be in the public interest.

This prospectus permits selling security holders to resell their shares. If they do so, the market price for our shares may fall and purchasers of our shares may be unable to resell them.

This prospectus includes 2,000,000 shares being offered by existing stockholders. To the extent that these shares are sold into the market for our shares, if developed, there may be an oversupply of shares and an undersupply of purchasers. If this occurs the market price for our shares may decline significantly and investors may be unable to sell their shares at a profit, or at all.

Our primary management has no experience in managing the day to day operations of a public company and, as a result, we may incur additional expenses associated with the management of our business.

Our primary executive officer Mr. Wilcken is responsible for our operations and reporting. The requirements of operating as a small public company are new to the management team and the employees as a whole. This may require us to obtain outside assistance from legal, accounting, investor relations, or other professionals that could be more costly than planned. We may also be required to hire additional staff to comply with additional SEC reporting requirements. Our failure to comply with reporting requirements and other provisions of securities laws could negatively affect our stock price and adversely affect our results of operations, cash flow and financial condition.

We will incur additional costs in being a public company with we must pay in order to remain current in our filings with the SEC, which failure could reduce the value of your investment.

Until we generate operating revenues or receive additional financing, all our costs, which we will incur irrespective of our business development activities, including bank service fees and those costs associated with SEC requirements associated with going and staying public, estimated to be less than $25,000 annually, will be funded as a loan from Mr. Wilcken, Jr., our president and Director, on the same terms as the Wilcken Note, to the extent that funds are available to do so. Mr. Wilcken, Jr., our president and Director is not obligated to provide these or any other funds although he has indicated that he currently intends to do so and that he has sufficient liquid assets to meet all of these anticipated future obligations if we do not generate revenues or secure other funding. If we fail to meet these requirements, we will be unable to secure a qualification for quotation of our securities on the over the counter bulletin board, or if we have secured a qualification, may lose the qualification and our securities would no longer trade on the over the counter bulletin board. Further, if we fail to meet these obligations and as a consequence we fail to satisfy our SEC reporting obligations, investors will now own stock in a company that does not provide the disclosure available in quarterly and annual reports filed with the SEC and investors may have increased difficulty in selling their stock as we will be non-reporting.

Sales of our common stock under Rule 144 could reduce the price of our stock.

As of June 30, 2010, there were 2,000,000 shares of our common stock held by non-affiliates, none of which have been held for more than one year and thus are restricted, and all of which are being registered hereunder, and 4,500,000 shares of our common stock held by affiliates, all of which are restricted as per Rule 144 of the Securities Act of 1933 defines as restricted securities, none of which are being registered hereunder.  All shares being registered hereunder are available for resale as of the date of effectiveness of this registration statement. Of the shares not being registered hereunder, all the restricted securities held by affiliates, subject to the limitations on amounts and manner of sale in Rule 144, could be available for sale in a public market, if developed, beginning 90 days after the date of this prospectus. The availability for sale of substantial amounts of common stock under Rule 144 could reduce prevailing market prices for our securities.

Investors may have difficulty in reselling their shares due to the lack of market.

Our common stock is currently not quoted on any market. No market may ever develop for our common stock, or if developed, may not be sustained in the future.   Accordingly, our shares should currently be considered totally illiquid, which inhibits investors’ ability to resell their shares.

Investors may have difficulty in reselling their shares due to state Blue Sky laws.

The holders of our shares of common stock and persons who desire to purchase them in any trading market that might develop in the future should be aware that there may be significant state law restrictions upon the ability of investors to resell our shares. Accordingly, even if we are successful in having the Shares available for trading on the OTCBB, investors should consider any secondary market for the Company's securities to be a limited one. We intend to seek coverage and publication of information regarding the company in an accepted publication which permits a "manual exemption." This manual exemption permits a security to be distributed in a particular state without being registered if the company issuing the security has a listing for that security in a securities manual recognized by the state. However, it is not enough for the security to be listed in a recognized manual. The listing entry must contain (1) the names of issuers, officers, and directors, (2) an issuer's balance sheet, and (3) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations.  We may not be able to secure a listing containing all of this information.   However, we intend to secure this exemption in all covered states as soon as this information is available by securing a listing in an accepted manual.  Until then, we do not intend to register our securities in any state, although non- U.S. investors my still resell their share to other non-U.S. citizens or residents under and subject to the provisions of Regulation S.  Furthermore, the manual exemption is a non issuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly issued securities. Most of the accepted manuals are those published in Standard and Poor's, Moody's Investor Service, Fitch's Investment Service, and Best's Insurance Reports, and many states expressly recognize these manuals. A smaller number of states declare that they “recognize securities manuals” but do not specify the recognized manuals. The following states do not have any provisions and therefore do not expressly recognize the manual exemption: Alabama, Georgia, Illinois, Kentucky, Louisiana, Montana, South Dakota, Tennessee, Vermont and Wisconsin.

The Manual exemption, however, has no impact upon the federal registration of securities.  All securities registered in this offering will be freely transferrable under federal law.  However, unless we qualify for the Manual exemption or other state law exemptions, state laws could prohibit the free transferability of the shares registered in this offering.  Further, if we do not qualify under the Manual exemption with respect to any future registered offerings of our securities, we could have difficulty raising funds under such registered offering because the state laws restricting transferability could deter potential investors from investing in our securities.

Because the manual exemption is a non issuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly issued securities, if we need additional capital, we must raise it in compliance with Section 4(2) or Regulation S under the 1933 Act, which have specific limitations and conditions which must be met, or we must register our shares for resale under the 1933 Act, which is expensive and for which there is no assurance we would locate investors.

Changes in our operating plans, acceleration of our expansion plans, lower than anticipated sales, increased expenses or other events, including those described in this section, may cause us to seek additional debt or equity financing. Such financing may not be available on acceptable terms, or at all, and our failure to raise capital when needed could negatively impact our growth and other plans as well as our financial condition and results of operations. Additional equity financing, if available may be dilutive to the holders of our common stock and may involve significant cash payment obligations and covenants and/or financial ratios that restrict our ability to operate and expand.  Further, Because the manual exemption is a non issuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly issued securities, if we need additional capital, we must raise it in compliance with Section 4(2) or Regulation S under the 1933 Act, which have specific limitations and conditions which must be met, or we must register our shares for resale under the 1933 Act, which is expensive and for which there is no assurance we would locate investors.  All of the foregoing factors could inhibit our ability to raise additional capital if we need to do so.

Because we do not have an audit or compensation committee, shareholders will have to rely on the entire board of directors, no members of which are independent, to perform these functions.

We do not have an audit or compensation committee comprised of independent directors. We do not have any audit or compensation committee. These functions are performed by the board of directors as a whole. No member of the board of directors is an independent director under the definition set forth in the listing standards of the NASDAQ Stock Market, Inc. Thus, there is a potential conflict in that board members who are management will participate in discussions concerning management compensation and audit issues that may affect management decisions.

Special Information Regarding Forward Looking Statements

Some of the statements in this prospectus are “forward-looking statements.”  These forward-looking statements involve certain known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements.  These factors include, among others, the factors set forth above under “Risk Factors.”  The words “believe,” “expect,” “anticipate,” “intend,” “plan,” and similar expressions identify forward-looking statements.  We caution you not to place undue reliance on these forward-looking statements.  We undertake no obligation to update and revise any forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements in this document to reflect any future or developments.  However, the Private Securities Litigation Reform Act of 1995 is not available to us as a non-reporting issuer.  Further, Section 27A(b)(2)(D) of the Securities Act and Section 21E(b)(2)(D) of the Securities Exchange Act expressly state that the safe harbor for forward looking statements does not apply to statements made in connection with an initial public offering.

USE OF PROCEEDS

Not applicable.  We will not receive any proceeds from the sale of shares offered by the selling shareholders.

DETERMINATION OFFERING PRICE

The offering price has been arbitrarily determined and does not bear any relationship to our assets, results of operations, or book value, or to any other generally accepted criteria of valuation. Prior to this offering, there has been no market for our securities.  In order to assure that selling shareholders will offer their shares at $ .05 per share until our shares are quoted on the OTC Bulletin Board, we will notified our shareholders and our Transfer Agent that no sales will be allowed prior to the date our shares are quoted on the OTC Bulletin Board without proof the selling price.

DILUTION

Not applicable. We are not offering any shares in this registration statement. All shares are being registered on behalf of our selling shareholders.

SELLING SHAREHOLDERS

The selling shareholders named below are selling the securities.  The table assumes that all of the securities will be sold in this offering. However, any or all of the securities listed below may be retained by any of the selling shareholders, and therefore, no accurate forecast can be made as to the number of securities that will be held by the selling shareholders upon termination of this offering.  These selling shareholders acquired their shares by purchase exempt from registration under Regulation S under the Securities Act of 1933 as follows:

During June to August 2010, we sold 2,000,000 shares to 31 non-U.S. investors at a price of $ .05 per share.

We relied upon Regulation S of the Securities Act of 1933, as amended for the above issuances to non US citizens or residents.

We believed that Regulation S was available because:

●	None of these issuances involved underwriters, underwriting discounts or commissions;
●	We placed Regulation S required restrictive legends on all certificates issued;
●	No offers or sales of stock under the Regulation S offering were made to persons in the United States;
●	No direct selling efforts of the Regulation S offering were made in the United States.

In connection with the above transactions, although some of the investors may have also been accredited, we provided the following to all investors:

●	Access to all our books and records.
●	Access to all material contracts and documents relating to our operations.
●	The opportunity to obtain any additional information, to the extent we possessed such information, necessary to verify the accuracy of the information to which the investors were given access.

Prospective investors were invited to review at our offices at any reasonable hour, after reasonable advance notice, any materials available to us concerning our business. Prospective Investors were also invited to visit our offices.

We believe that the selling shareholders listed in the table have sole voting and investment powers with respect to the securities indicated.  We will not receive any proceeds from the sale of the securities by the selling shareholders.  No selling shareholders are broker-dealers or affiliates of broker-dealers.

Selling Shareholder	Shares owned by Selling Stockholders prior to the Offering	Shares to offered by the Selling Shareholders	% owned before Offering	Amount owned after the offering, assuming all shares sold	% owned after the offering, assuming all shares sold	Any Transaction or Relationship in past 3 years
Siddharth Amin [1]	60,151	60,151	*	0	0
Shradha Amin [1]	60,151	60,151	*	0	0
Sophy Moroney [2]	60,151	60,151	*	0	0
Rade Maric [6]	60,151	60,151	*	0	0
Ljubica Maric [6]	60,151	60,151	*	0	0
Pankaj Amin [1]	60,151	60,151	*	0	0
Kim Mackins [3]	60,151	60,151	*	0	0
Stacy Mackins [3]	60,151	60,151	*	0	0
Richard Moroney [2]	60,151	60,151	*	0	0
Charmian Reeve	60,151	60,151	*	0	0
Douglas Scarlett [4]	50,000	50,000	*	0	0
Lori Scarlett [4]	50,000	50,000	*	0	0
David Leeming [5]	50,000	50,000	*	0	0
Amanda Leeming [5]	50,000	50,000	*	0	0
Barbara Cruickshank	50,000	50,000	*	0	0
Zoran Trajkovic [7]	60,151	60,151	*	0	0
Pooja Amin [1]	60,151	60,151	*	0	0
Supriya Amin [1]	60,151	60,151	*	0	0
Jonathan Mark King	60,151	60,151	*	0	0
Jamie Harding	60,151	60,151	*	0	0
Ozlem Cinpolat	60,151	60,151	*	0	0
Branka Trajkovic [7]	60,151	60,151	*	0	0
Milos Drljacha-Indic [8]	60,151	60,151	*	0	0
Emma Myrtle	60,151	60,151	*	0	0
Mira Drjacha-Indic [8]	60,151	60,151	*	0	0
Marko Drjacka-Indic [8]	60,151	60,151	*	0	0
Cosmina Popa	60,151	60,151	*	0	0
Robert Ward	60,151	60,151	*	0	0
John Thompson	60,151	60,151	*	0	0
Cliveston De Souza	60,151	60,151	*	0	0
Rebecca McKinnon	246,225	246,225	4.6	0	0
Total	2,000,000	2,000,000		0

For clarity in this table, the second column “Shares owned by Selling Stockholders prior to the Offering” shows only individual ownership with beneficial ownership shown in the footnotes below.  No selling shareholder is a minor child or relative.

[1]  Pankaj Amin: Father/Husband; Shiadha Amin: Wife/Mother; Siddhaith Amin: Son; Supiyra Amin: Daughter; Pooja Amin: Cousin of Son.  They have the same address because in England living conditions are expensive and sometimes extended family members live together to save on expensive rent while working their separate jobs.  As such, the Son, Daughter and Cousin are all sole beneficial owners.  Pankaj and Shiadha Amin are beneficial owners of each others shares due to their relationship as husband and wife.

[2]  Richard Moroney: Father; Sophy Moroney: Daughter.  They are each sole beneficial owners.

[3]  Kim Mackins: Mother; Stacy Mackins: Daughter.  They are each sole beneficial owners.

[4]  Douglas Scarlett: Husband; Lori Scarlett: Wife.  They are beneficial owners of each others shares due to their relationship as husband and wife.

[5]  David Leeming: Husband; Amanda Leeming: Wife.  They are beneficial owners of each others shares due to their relationship as husband and wife.

[6]  Ljubica Maric: Wife; Rade Maric: Husband.  They are beneficial owners of each others shares due to their relationship as husband and wife.

[7]  Branka Trajkovic: Wife; Zoran Tranjkovic: Husband.  They are beneficial owners of each others shares due to their relationship as husband and wife.

[8]  Mira Indic: Mother; Milos Indic: Son; Marko Indic: Son (sons live at same address).  They have the same address because in England living conditions are expensive and sometimes extended family members live together to save on expensive rent while working their separate jobs.  As such, the Mother and two Sons are all sole beneficial owners.

Blue Sky

The holders of our shares of common stock and persons who desire to purchase them in any trading market that might develop in the future should be aware that there may be significant state law restrictions upon the ability of investors to resell our shares. Accordingly, even if we are successful in having the Shares available for trading on the OTCBB, investors should consider any secondary market for the Company's securities to be a limited one. We intend to seek coverage and publication of information regarding the company in an accepted publication which permits a "manual exemption." This manual exemption permits a security to be distributed in a particular state without being registered if the company issuing the security has a listing for that security in a securities manual recognized by the state. However, it is not enough for the security to be listed in a recognized manual. The listing entry must contain (1) the names of issuers, officers, and directors, (2) an issuer's balance sheet, and (3) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations.  We may not be able to secure a listing containing all of this information.   However, we intend to secure this exemption in all covered states as soon as this information is available by securing a listing in an accepted manual.  Until then, we do not intend to register our securities in any state, although non- U.S. investors my still resell their share to other non-U.S. citizens or residents under and subject to the provisions of Regulation S.   Furthermore, the manual exemption is a non issuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly issued securities. Most of the accepted manuals are those published in Standard and Poor's, Moody's Investor Service, Fitch's Investment Service, and Best's Insurance Reports, and many states expressly recognize these manuals. A smaller number of states declare that they “recognize securities manuals” but do not specify the recognized manuals. The following states do not have any provisions and therefore do not expressly recognize the manual exemption: Alabama, Georgia, Illinois, Kentucky, Louisiana, Montana, South Dakota, Tennessee, Vermont and Wisconsin.

We currently do not intend to and may not be able to qualify securities for resale in other states which require shares to be qualified before they can be resold by our shareholders.

  PLAN OF DISTRIBUTION

Our common stock is currently not quoted on any market.  No market may ever develop for our common stock, or if developed, may not be sustained in the future.  Accordingly, our shares should be considered totally illiquid, which inhibits investors’ ability to resell their shares.

Selling shareholders are offering up to 2,000,000 shares of common stock.  The selling shareholders will offer their shares at $. 05 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.  We will not receive any proceeds of the sale of these securities.  We will pay all expenses of registering the securities.

The securities offered by this prospectus will be sold by the selling shareholders without underwriters and without commissions.  The distribution of the securities by the selling shareholders may be effected in one or more transactions that may take place in the over-the-counter market or privately negotiated transactions.

The selling shareholders may pledge all or a portion of the securities owned as collateral for margin accounts or in loan transactions, and the securities may be resold pursuant to the terms of such pledges, margin accounts or loan transactions. Upon default by such selling shareholders, the pledge in such loan transaction would have the same rights of sale as the selling shareholders under this prospectus. The selling shareholders may also enter into exchange traded listed option transactions, which require the delivery of the securities listed under this prospectus. After our securities are qualified for quotation on the OTC Bulletin Board, the selling shareholders may also transfer securities owned in other ways not involving market makers or established trading markets, including directly by gift, distribution, or other transfer without consideration, and upon any such transfer the transferee would have the same rights of sale as such selling shareholders under this prospectus.

In addition to the above, each of the selling shareholders will be affected by the applicable provisions of the Securities Exchange Act of 1934, including, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the securities by the selling shareholders or any such other person.  We have instructed our selling shareholders that they many not purchase any of our securities while they are selling shares under this registration statement.  We have advised them that we will monitor our stock transfer records on a regular basis and will void any transaction they undertake in violation of this restriction.

Upon this registration statement being declared effective, the selling shareholders may offer and sell their shares from time to time until all of the shares registered are sold; however, this offering may not extend beyond two years from the initial effective date of this registration statement.

There can be no assurances that the selling shareholders will sell any or all of the securities.  In various states, the securities may not be sold unless these securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

All of the foregoing may affect the marketability of our securities. Pursuant to oral promises we made to the selling shareholders, we will pay all the fees and expenses incident to the registration of the securities.

Should any substantial change occur regarding the status or other matters concerning the selling shareholders or us, we will file a post-effective amendment disclosing such matters.

OTC Bulletin Board Considerations

To be quoted on the OTC Bulletin Board, a FINRA market maker must file an application on our behalf in order to make a market for our common stock before a trading symbol can be issued.  We have engaged in preliminary discussions with a FINRA Market Maker, Glendale Securities, to file our application on Form 211 with FINRA, but as of the date of this prospectus, no filing has been made and no agreement has been entered into to make such filing.   We have been advised in our preliminary discussions with a FINRA Market Maker that it will take approximately 2 – 8 weeks for FINRA to issue a trading symbol if and when a FINRA market maker files our application on Form 211.

FINRA cannot deny an application by a market maker to quote the stock of a company.  The only requirement for inclusion in the bulletin board is that the issuer be current in our reporting requirements with the SEC.

Although we anticipate that securing a qualification for quotation on the OTC Bulletin board will increase liquidity for our stock, investors may have greater difficulty in getting orders filled because it is anticipated that if our stock trades on a public market, it initially will trade on the OTC Bulletin Board.   There is no assurance that our stock will ever trade on a market other than the OTC Bulletin Board, and as noted above, there is no assurance our stock will ever be qualified for quotation on the OTC Bulletin Board.

Investors must contact a broker-dealer to trade OTC Bulletin Board securities.  Investors do not have direct access to the bulletin board service.  For bulletin board securities, there only has to be one market maker.

Bulletin board transactions are conducted almost entirely manually.  Because there are no automated systems for negotiating trades on the bulletin board, they are conducted via telephone.  In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders.  Therefore, when investors place market orders - an order to buy or sell a specific number of shares at the current market price - it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and getting execution.

Because bulletin board stocks are usually not followed by analysts, there may be lower trading volume than for NASDAQ-listed securities.

LEGAL PROCEEDINGS

There are no pending or threatened lawsuits against us.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

The board of directors elects our executive officers annually.  A majority vote of the directors who are in office is required to fill vacancies.  Each director shall be elected for the term of one year, and until his successor is elected and qualified, or until his earlier resignation or removal. Our directors and executive officers are as follows:

Name	Age	Position
Andreas Wilcken, Jr.	40	President and Director
Jonathan Seelbinder	31	Secretary and Director

Andreas Wilcken, Jr. joined us upon formation as President and Director.  Since October 2003, he has been Partner and Manager of Adablios Communicacao, an ad agency/media company.  He currently devotes 10% of his time to our business.  Mr. Wilcken brings his years of international multi-media experience to contribute to the development of our business.

Jonathan Seelbinder joined us upon formation as Secretary and Director. August 2009 to February 2010 he was not employed.  From May 2009 to August 2009, he was sales representative with Maryland Respitory Group, a medical device company.   He was not employed From November 2008 to May 2009.  From March 2007 to November 2008 he was General Manager/Bartender for NU LLC  DBA Ess Lounge, a nightclub.  From April 2004 to March 2007, he was a bartender at Rush Lounge. In 2007, he received a  BS Industrial Engineering from North Carolina State University.  Mr. Seelbinder brings his years of experience in the North Carolina entertainment industry.

Family Relationships

There are no family relationships between our officers and directors.

Legal Proceedings

No officer, director, or persons nominated for such positions, promoter or significant employee has been involved in the last ten years in any of the following:

●	Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time,

●	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses),

●
Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities,

●
Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

●
Having any government agency, administrative agency, or administrative court impose an administrative finding, order, decree, or sanction against them as a result of their involvement in any type of business, securities, or banking activity.

●	Being the subject of a pending administrative proceeding related to their involvement in any type of business, securities, or banking activity.

●	Having any administrative proceeding been threatened against you related to their involvement in any type of business, securities, or banking activity.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth the ownership, as of the date of this prospectus, of our common stock by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, our directors, and our executive officers and directors as a group.  To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise noted.  There are not any pending or anticipated arrangements that may cause a change in control.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right. More than one person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days, by the sum of the number of shares outstanding as of such date plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below and under applicable community property laws, we believe that the beneficial owners of our common stock listed below have sole voting and investment power with respect to the shares shown. The business address for these shareholders is 222  E . Jones Ave, Wake Forest  NC 27587 .

Name	Title	Number of Shares	% of Common Share
Andreas Wilcken, Jr.	President and Director	4,500,00	69.23%
Jonathan Seelbinder	Secretary and Director	0	0
All officers and directors as a group [2 persons]		4,500,00	69.23%

This table is based upon information derived from our stock records. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the shareholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned. Except as set forth above, applicable percentages are based upon 6,500,000 shares of common stock outstanding as of June 30, 2010.

DESCRIPTION OF SECURITIES

The following description as a summary of the material terms of the provisions of our Articles of Incorporation and Bylaws.  The Articles of Incorporation and Bylaws have been filed as exhibits to the registration statement of which this prospectus is a part.

Common Stock

We are authorized to issue 95,000,000 shares of common stock with $0.000001 par value per share. As of the date of this registration statement, there were 6,500,000 shares of common stock issued and outstanding held by 32 shareholders of the record.

Each share of common stock entitles the holder to one vote, either in person or by proxy, at meetings of shareholders. The holders are not permitted to vote their shares cumulatively. Accordingly, the shareholders of our common stock who hold, in the aggregate, more than fifty percent of the total voting rights can elect all of our directors and, in such event, the holders of the remaining minority shares will not be able to elect any of such directors. The vote of the holders of a majority of the issued and outstanding shares of common stock entitled to vote thereon is sufficient to authorize, affirm, ratify or consent to such act or action, except as otherwise provided by law.

Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available. We have not 154,250 any dividends since our inception, and we presently anticipate that all earnings, if any, will be retained for development of our business. Any future disposition of dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors.

Holders of our common stock have no preemptive rights or other subscription rights, conversion rights, redemption or sinking fund provisions. Upon our liquidation, dissolution or winding up, the holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to shareholders after the payment of all of our debts and other liabilities. There are not any provisions in our Articles of Incorporation or our Bylaws that would prevent or delay change in our control.

Preferred Stock

The Company is authorized to issue 5,000,000 shares of preferred stock in series as fixed by the Directors with $0.000001 par value per share. As of the date of this Prospectus, there are no preferred shares outstanding.

Preferred stock may be issued in series with preferences and designations as the Board of Directors may from time to time determine. The board may, without shareholders approval, issue preferred stock with voting, dividend, liquidation and conversion rights that could dilute the voting strength of our common shareholders and may assist management in impeding an unfriendly takeover or attempted changes in control. There are no restrictions on our ability to repurchase or reclaim our preferred shares while there is any arrearage in the payment of dividends on our preferred stock.

INTEREST OF NAMED EXPERTS

The financial statements for the year ended March 31, 2010 included in this prospectus have been audited by M&K CPAs, PLLC which are independent certified public accountants, to the extent and for the periods set forth in our report and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

The legality of the shares offered under this registration statement is being passed upon by Williams Law Group, P.A., Tampa, Florida.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES LIABILITIES

Our Bylaws, subject to the provisions of Delaware Law, contain provisions which allow the corporation to indemnify any person against liabilities and other expenses incurred as the result of defending or administering any pending or anticipated legal issue in connection with service to us if it is determined that person acted in good faith and in a manner which he reasonably believed was in the best interest of the corporation.  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

DESCRIPTION OF BUSINESS

Organization

Moving Box, Inc. was incorporated on February 25, 2010, under the laws of the State of Delaware, as a development stage company.

On March 23, 2010 Moving Box, Inc. acquired 100% of the Member Interests in Moving Box Entertainment, LLC, a North Carolina limited liability company, in exchange for assumption of their debts and obligations. The inception date is January 1, 2010, because the prior entity, Moving Box Entertainment, LLC, was under common control.

We have a principal office at 222 E . Jones Ave, Wake Forest NC 27587 and telephone number is 919.649.3587.

Business

We were formed to acquire scripts for movie opportunities, to produce the related movies and to sell, lease, license, distribute and syndicate the movies and develop other related media products related to the movies.

Since our inception, we have taken the following steps to implement our business plan:

●
Through our acquisition of Moving Box Entertainment LLC on January 5, 2010, we acquired all interests in and rights and title to an unpublished script entitled "A Box for Rob" (the “Movie”) from Brett Gentile , an unrelated third party with whom neither we nor Mr. Wilcken, Jr., our president, had any prior business or other relationship.

●
We raised the cash amount of $ 264,200, all the cash funding needed to make the Movie, $154,250 through the sale of Royalty Rights in the Movie under a Royalty Rights Agreement with required payments to Investors as set forth below as well as well as a loan in the amount of $ 110,200 , representing multiple advances the last of which was July 13, 2010, from Andreas Wilcken, Jr., our president and director under a note (“Wilcken Note”) which is in the principal amount of $110,200, bears interest at the rate of 8% per annum, payable as set forth below.

·
We retained the services of Uptone Pictures, Inc., an unrelated third party, under a Production Agreement to be the production company for the production and post production of the Movie and agreed to pay them $264,200 for their services, of which all $264,200 has been paid, as well as additional amounts as set forth below.

As used in the Royalty Rights Agreement and the Production Agreement, the following terms have the following meanings:

●
Revenue.  All monies received by Moving Box from the worldwide sale, lease, license, release, distribution, syndication, theatrical release, theatrical and box office sales, residuals, renewals, reproductions in any format, pay-per-view, internet and mobile licensing fees or revenue, merchandising sales or licenses in any way related to the Content or Project.

●
In the Royalty Rights Agreement, the term “Costs” is defined as follows:

Costs.  Out-of-pocket expenses and third party fees incurred by Moving Box for the manufacturing, distribution, syndication, sale, leasing or licensing of the Content, including third party distributor fees, manufacturing costs for DVD’s or other product, publication fees, and sales fees incurred by Moving Box and related to the manufacturing, distribution and syndication of the Content.  The term “Costs” excludes all production costs, wages and salaries in any form, including, but not limited to (i) actor and cinematography expenses, wages or fees, (ii) payments to contractors and related wages, salaries or expenses (iii) expenses related in any way to set production, rentals, equipment fees, equipment rentals, costume design, production, purchase or rental (iv) set, or prop rentals, (v) and any other costs or expenses related to the production of the movie and the Project. The term “Costs” shall further exclude any payment or obligation of Moving Box to the Investors or other persons or entities providing funds or loaning money to Moving Box or for the Project, or any other creditors of Moving Box, and excludes any and all salaries or distributions or any payments to Moving Box, its officers, owners, or directors.

In the Production Agreement, the term “Costs” is defined as follows:

Costs.  Out-of-pocket expenses and third party fees incurred by MBE for the manufacturing, distribution, syndication, sale, leasing or licensing of the Content, including third party distributor fees, manufacturing costs for DVD’s or other product, publication fees, and sales fees incurred by MBE and related to the manufacturing, distribution and syndication of the Content.  The term “Costs” includes all production costs, wages and salaries in any form, including, but not limited to (i) actor and cinematography expenses, wages or fees, (ii) payments to contractors and related wages, salaries or expenses (iii) expenses related in any way to set production, rentals, equipment fees, equipment rentals, costume design, production, purchase or rental (iv) set, or prop rentals, (v) and any other costs or expenses related to the production of the movie and the Project. The term “Costs” shall include any payment or obligation of MBE to the Investors under a Royalty Rights Agreement or other persons or entities providing funds or loaning money to MBE or for the Project or any other creditors of MBE not related to the Project, but excludes any and all salaries or distributions or any payments to MBE’s managing members.

The difference between the definition in the two agreements is that “Costs” in the Production Agreement includes any payment or obligation of MBE to the Investors under a Royalty Rights Agreement or other persons or entities providing funds or loaning money to MBE or for the Project or any other creditors of MBE not related to the Project while the definition in the Royalty Rights Agreement excludes such Costs.  The reason for this distinction is that payments to the parties under these Agreements is calculated on Net Revenue, and for the split between Moving Box and Uptone in the Production Agreement, any payment or obligation of MBE to the Investors under a Royalty Rights Agreement or other persons or entities providing funds or loaning money to MBE or for the Project or any other creditors of MBE not related to the Project is deducted for determining Net Revenues for the purpose of the split but is not deducted for determining Net Revenues for the split between Investors and Moving Box in the Royalty Rights Agreement.  This means that the 40% of Net Revenues as defined in the Royalty Rights Agreement to Investors under Section 2.3 of Royalty Rights Agreement and the Wilcken Note and any other funds advanced by Mr. Wilcken, Jr. must be repaid in their entirety before there is any split of Net Revenue under the Production Agreement.

●	Net Revenue. Net Revenue means the Revenue less the Costs.

Definitions in the Agreements

•
“Investors” means Garrett, LLC, its successors and assigns, a Kentucky limited liability company of 3505 Castlegate Court, Lexington, Kentucky 40502, Ian McKinnon, #2302, 4801 Bonita Bay Boulevard, Bonita Springs, Florida 34134, and Brad Miller, PO Box 487, Hamilton, Indiana 47642

•	“MBE,” “Moving Box” and “Moving Box LLC” mean Moving Box Entertainment, LLC, a North Carolina limited liability company.

Flow of Funds/Payments from Revenue from the Movie under the Royalty Rights Agreement, Wilcken Note and Production Agreement combined:

First, prior to repayment to Investors under Section 2.2 of Royalty Rights Agreement -

●
All Net Revenues, as defined in the Royalty Rights Agreement, prior to repayment to Investors in the aggregate amount of $154,250 under Section 2.2 of Royalty Rights Agreement shall be distributed to Investors until the Investors receive an aggregate amount of $154,250

Then, after payment to Investors in the aggregate amount of $154,250 under Section 2.2 of Royalty Rights Agreement

●
First, all Net Revenues, as defined in the Royalty Rights Agreement, shall be distributed by Moving Box Entertainment LLC to Moving Box Inc to be applied to the repayment of the Wilcken Note until all principal and interest is paid in full.  The Wilcken Note is in the principal amount of $110,200, bears interest at the rate of 8% per annum.

●	Then, an amount equal to 40% of Net Revenues, as defined in the Royalty Rights Agreement, to Investors under Section 2.3 of Royalty Rights Agreement

●
Then an amount equal to 50% of the Net Revenues, as defined in the Production Agreement, to Moving Box Entertainment LLC and an amount equal to 50% of the Net Revenues, as defined in the Production Agreement, to Uptone

●
Then any remaining undistributed Net Revenues, as defined in the Royalty Rights Agreement, shall be distributed by Moving Box Entertainment LLC to Moving Box Inc to be used for general operating expenses.

These agreements impact our future revenue and profits in that they require substantial payments to other parties, specifically the Investors; Mr. Wilcken, our president and director, and Uptone, from future revenues generated from the Movie.

The Movie is now in post production and is being edited and posting together video images with sound, sound effects, music colorization, mastering and polishing of the Movie. We currently have no binding contracts, agreements or commitments with any distributors for the Movie.  We anticipate that the Movie will be ready for distribution in early 2011.

Management may in the future seek to identify and produce other movie opportunities.  We have not identified and have no contracts, agreements or commitments to acquire other movie opportunities.

The Movie:  “A Box for Rob”

The story of “A Box for Rob” is about Rob (Mark Scarboro) and his girlfriend Amy moving to a new Apartment, with the help of Rob’s brother Ethan (Brett Gentile). Once moved into their new home, Rob begins to receive a series of boxes, with details of what will happen in the future. At first Rob thinks that Ethan is playing tricks on him but he soon realizes he is part of a curse. It’s a family curse. This along with memories of this childhood, cause havoc in Rob’s mind as he sees the future. He has to come to grips with the concept of free will and determine what actions he can and cannot take. As he struggles to figure out this “curse”, he suspects everyone and his relationships suffer. Ultimately he has to find a way to overcome the curse and not lose Amy.

Production

We retained the services of Uptone Pictures, Inc., an unrelated third party, to be the production company for the production and post production of the motion.

Although Mr. Wilcken, Jr., our president and director, is listed on Uptone Pictures’ website as a member of the Uptone Picture’s team, neither Mr. Wilcken, Jr. nor any Affiliate of Mr. Wilcken, Jr. is a person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with Uptone Pictures, Inc. or any person controlling Uptone Pictures, Inc., including the Uptone Pictures, Inc. management or holders of over 5% of Uptone Pictures, Inc. outstanding common and vice-versa.  The reference only refers to the fact that Mr. Wilcken, Jr. has worked on certain projects of Uptone Pictures and its affiliates, not that Mr. Wilcken, Jr. is an Affiliate of Uptone Pictures.  These projects involvedthe purchase of airtime for several clients that Mike Davis and Seven Worldwide, an affiliate of Mike Davis, had in the US that wished to do business by purchasing airtime in Brazil.  Mr. Wilcken acted as a consultant to Seven Worldwide to insure the best interests of Mr. Davis’ clients were  taken care of. For this consulting in Brazil, Mr Wilcken received commission payments.  This was done for several clients including religious ministries, corporate media buys, televison shows and organizations wishing to do business in Brazil through the purchase of airtime.

Under the Agreement, we provide cash financing in the amount of $264,200 as described above and we co-manage all aspects of the Movie.  Uptone is responsible for providing in-kind services of at least $32,800 including but not limited to:

1)	Deliver a completed project to MBE within the budget which means:

a.	Edited
b.	Color corrected
c.	Music and SFX
d.	Mastered
e.	Ready for Distribution

2)	Provide MBE with Marketing Materials
3)	Provide MBE with a distribution strategy
4)	Provide MBE with ways to maximize the exploitation of the motion picture “A BOX FOR ROB”.
5)	Pay for all out-of-pocket costs for the foregoing as agreed.

Distribution

The commercial success of any film is significantly dependent upon distribution.   Generally, the marketing department of the distributor determines how a picture will be sold.  This includes the concept for the campaign and the marketing strategy as to where to open the picture and when .  Many independent films never find a distributor.  As independent producer, management recognizes that its success is having a distribution deal.

The revenue of a distributor is derived not just from the theatrical exploitation of a film.  It also includes sales of the following ancillary rights:

•	Theatrical Rights
•	Home or DVD rights
•	Broadcast or Television rights
•	Rental rights (Netflix, Blockbuster)
•	Video on Demand
•	Ancillary rights such as Live Stage Performance, Book adaptation, Graphic novel, Mobile applications, video game
•	Merchandising where we put the brand on clothing, toys and so forth
•	Sound track

In addition to an outright sale of these types of rights, all of these same rights can also be licensed or leased to third parties for certain periods of time.

Management will employ their best efforts to sell, lease or license the Movie and all ancillary rights in all available markets.

In addition, we may derive revenues from the creation and dissemination of advertising and publicity, accounting, billing, credit and collection, the manufacture, inspection and dissemination of prints used in exhibition, and the maintenance, delivery, storage, inspection and repair of such prints.

Generally, distributors and theatre exhibitors will enter into agreements whereby the exhibitor retains a portion of the gross box office receipts, which are the admissions paid at the box office. The balance is remitted to the distributor. Frequently, exhibitors and distributors must negotiate as to the appropriate percentage to be remitted to the distributor, which may delay payment of the gross film rental to the distributor.

We currently have no binding contracts, agreements or commitments with any distributors for the Movie or for the sale, licensing or leasing of any of the ancillary rights described above.  We anticipate that the Movie will be ready for distribution in early 2011.

Television Rights

In the United States, broadcast rights are granted to networks for exhibition by all of the network's affiliates. Syndicated rights include rights granted to individual local television stations or groups of stations.  Pay television rights include rights granted to cable, direct broadcast satellite, microwave and other services paid for by subscribers.  The right to license a motion picture to the television markets may be granted to domestic or foreign theatrical distributors.  Not all films are suitable for network television exhibition due to subject matter, editing requirements and other factors. With the increasing market role of pay television, the number of films licensed for and fees generated from network television have decreased significantly in the last few years. Pay television revenues, in many cases, have more than made up for this decline, with substantial license fees based either on a fixed fee or per-subscriber basis.  There is no assurance that separate licenses will be negotiated for cable or free television, or if any such agreements will be obtained.

We currently have no binding contracts, agreements or commitments for any television rights for the Movie.

Other Distribution Rights

A motion picture typically becomes available on home DVD for purchase or rental by consumers approximately six months after its initial theatrical release.  In addition to the distribution media and markets described above, the owner of a film usually licenses the right to non-theatrical uses to distributors who in turn make the film available to airlines, hotels, schools, oil rigs, public libraries, prisons, community groups, the armed forces, ships at sea and others, as well as the right to license the performance of musical works and sound recordings embodied in a motion picture, including public performance and sheet music publication.  Again, there are no assurances that separate licenses will be negotiated with these other media.

We currently have no binding contracts, agreements or commitments for any other distribution rights for the Movie.   We anticipate that the Movie will be ready for distribution in early 2011.

Competition

The motion picture industry is intensely competitive.  In addition to competing with the major film studios that dominate the motion picture industry, we will also compete with numerous independent motion picture production companies, television networks, and pay television systems. Virtually all of our competitors are significantly larger than we are, have been in business much longer than we have, and have significantly more resources at their disposal.

The motion picture industry at times may create an oversupply of motion pictures in the market.  The number of motion pictures released by different movie studies, particularly the major U.S. studios, may create an oversupply of product in the market, reduce our potential share of box office receipts and make it more difficult for our film to succeed commercially.  Oversupply may become most pronounced during peak release times, such as school holidays and national holidays, when theatre attendance is expected to increase.

The limited supply of motion picture screens compounds this product oversupply problem.  Currently, a substantial majority of the motion picture screens in the U.S. typically are committed at any one time to only 10 to 15 films distributed nationally by major studio distributors.  In addition, as a result of changes in the theatrical exhibition industry, including reorganizations and consolidations and the fact that major studio releases occupy more screens, the number of screens available to us when we want to release a picture may decrease.

We believe we will be able to compete successful with our proposed film project because

●	we have all our funding for completion of the Movie in place, although we will need approximately up to $30,000 in additional funding for launch and distribution of the Movie,
●	we have secured all actors and commenced production, and
●
we believe that together with Uptone in connection with the Production Agreement we have contacts for foreign and domestic distribution options, sales agents and public relations and advertising specialists, although we have no binding contracts, agreements or commitments in place with them now.   We anticipate that the Movie will be ready for distribution in early 2011.

Patent, Trademark, License and Franchise Restrictions and Contractual Obligations and Concessions

We own the rights to the Movie.

We have no current plans for any registrations such as patents, trademarks, copyrights, franchises, concessions, royalty agreements or labor contracts. We will assess the need for any copyright, trademark or patent applications on an ongoing basis.

Research and Development Activities and Costs

We have not incurred any research and development costs since inception and have no plans to undertake any research and development activities during the next year of operations.

Compliance with Environmental Laws

We are not aware of any environmental laws that have been enacted, nor are we aware of any such laws being contemplated for the future, that impact issues specific to our business.  In our industry, environmental laws are anticipated to apply directly to the owners and operators of companies.  They do not apply to companies or individuals providing consulting services, unless they have been engaged to consult on environmental matters. We are not planning to provide environmental consulting services.

Employees

We have no full time employees at this time.  All of our management works only part time.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes, and other financial information included in this Form S-1.

Our Management’s Discussion and Analysis contains not only statements that are historical facts, but also statements that are forward-looking.  Forward-looking statements are, by their very nature, uncertain and risky.  These risks and uncertainties include international, national, and local general economic and market conditions; our ability to sustain, manage, or forecast growth; our ability to successfully make and integrate acquisitions; new product development and introduction; existing government regulations and changes in, or the failure to comply with, government regulations; adverse publicity; competition; the loss of significant customers or suppliers; fluctuations and difficulty in forecasting operating results; change in business strategy or development plans; business disruptions; the ability to attract and retain qualified personnel; the ability to protect technology; the risk of foreign currency exchange rate; and other risks that might be detailed from time to time in our filing with the Securities and Exchange Commission.

Although the forward-looking statements in this Registration Statement reflect the good faith judgment of our management, such statements can only be based on facts and factors currently known by them.  Consequently, and because forward-looking statements are inherently subject to risks and uncertainties, the actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements.  You are urged to carefully review and consider the various disclosures made by us in this report as we attempt to advise interested parties of the risks and factors that may affect our business, financial condition, and results of operations and prospects.

Overview

Moving Box Inc. is a Delaware corporation formed on January 1, 2010. The inception date is January 1, 2010, because the prior entity, Moving Box Entertainment, LLC, was under common control. We were formed to acquire scripts for movie opportunities, to produce the related movies and to sell, lease, license, distribute and syndicate the movies and develop other related media products related to the movies.  During the first half of 2010, we acquired all interests in and rights and title to an unpublished script entitled "A Box for Rob".  We have also retained the services of Uptone Pictures, Inc. to be the production company for the production and post production of the motion. “A Box for Rob” is now in post production and is being edited and posting together video images with sound, sound effects, music,colorization, mastering and polishing of the motion picture.  The Company competes on the basis of its ability to produce new products that are attractive to consumers, find niche audiences  and  produce  high quality products at lower costs by being fiscally responsible, and creative with every dollar spent.   However, we have no binding contracts, agreements or commitments for the distribution of the movie. The markets for Entertainment products are highly competitive. The Company faces competition from other production companies, entertainment companies and multimedia companies that seek to offer recorded film, video products, software, to the public. Many of these competitors, as well as a number of potential new competitors, have significantly longer operating histories, greter name recognition, larger customer bases and significantly greater financial, technical and marketing resources than the Uptone. This provides them with the ability to launch more new products, spend more on marketing those products, and pay more to actors, writers, directors and songwriters for new content development. Our ability to compete in this market depends largely on:

●	The skill and creativity of the ownership to be fiscally responsible - “stretch every dollar” of our employees and their relationships with artists,
●	Our ability to develop new products that are impactful and distributive relationships,
●	The expansion and utilization of the Company’s catalog worldwide.
●	The acquisition of licenses to enable the Company to expand its offerings.
●	The effective and efficient distribution of the Company’s products

The Company’s products consist of film and video productions. Each film or video recording, book or printed product is an individual artistic work. The commercial success of a film or video recording depends on consumer taste, the quality and acceptance of competing offerings released into the marketplace at or near the same time, the availability of alternative forms of entertainment and leisure time activities, general economic conditions and other tangible and intangible factors, all of which can change quickly.

Results of Operations:

Period Ended March 31, 2010

Since Moving Box is a development stage company that began January 1, 2010, there are no comparative financial periods.

Moving Box had no income from January 1, 2010 through March 31, 2010.

Moving Box had production costs of $10,015 used to pay for copyrights, hire key personnel and secure production locations.  General and administrative expenses were $1,762 which mainly comprised of travel costs of $1,092 which was 61.98% of the total expenses.  Accordingly, Moving Box had a net loss of $11,777 for the period of inception through March 31, 2010.

Six Months Ended September 30, 2010

Since Moving Box is a development stage company that began January 1, 2010, there are no comparative financial periods.

Moving Box had no income from January 1, 2010 through March, 2010 and had no income from April 1, 2010 through September 30, 2010.

Moving Box had production costs of $147,666 used to produce a feature motion picture entitled  “A Box For Rob”.  Professional fees were $72,201 which comprised of attorney fees of $13,584, auditing fees of $4,800 and other professional fees of $53,817 which accounted for 74.54% of the total professional expense.  The $53,817 of other professional fees were used to pay for Actors, and key personnel salaries, and specialized film equipment.  General and administrative expenses were $64,248 which mainly comprised of meal costs of $26,288, travel costs of $10,767, and supplies of $7,656.  The meal costs were 40.92%, the travel costs were 16.76%, and the supplies were 11.92% of the total general and administrative expenses.  Accordingly, Moving Box had a net loss of $284,115 for the period of April 1, 2010 through September 30, 2010.

Liquidity and Capital Resources

We generated no revenues for the period from January 1, 2010 (Inception) through September 30, 2010 and had a deficit accumulated through this development stage of $295,892.

We raised the cash amount of $ 264,200, all the cash funding needed to make the Movie, $154,250 through the sale of Royalty Rights in the Movie under a Royalty Rights Agreement with required payments to Investors as set forth below as well as well as a loan in the amount of $110,200, representing multiple advances the last of which was July 13, 2010, from Andreas Wilcken, Jr., our president and director under a note (“Wilcken Note”) which is in the principal amount of $110,200, bears interest at the rate of 8% per annum, payable as set forth below.

We retained the services of Uptone Pictures, Inc., an unrelated third party, under a Production Agreement to be the production company for the production and post production of the Movie and agreed to pay them $264,200 for their services, of which all $264,200 has been paid, as well as additional amounts as set forth below.

As used in the Royalty Rights Agreement and the Production Agreement, the following terms have the following meanings:

●
Revenue.  All monies received by Moving Box from the worldwide sale, lease, license, release, distribution, syndication, theatrical release, theatrical and box office sales, residuals, renewals, reproductions in any format, pay-per-view, internet and mobile licensing fees or revenue, merchandising sales or licenses in any way related to the Content or Project.

●
In the Royalty Rights Agreement, the term “Costs” is defined as follows:

Costs.  Out-of-pocket expenses and third party fees incurred by Moving Box for the manufacturing, distribution, syndication, sale, leasing or licensing of the Content, including third party distributor fees, manufacturing costs for DVD’s or other product, publication fees, and sales fees incurred by Moving Box and related to the manufacturing, distribution and syndication of the Content.  The term “Costs” excludes all production costs, wages and salaries in any form, including, but not limited to (i) actor and cinematography expenses, wages or fees, (ii) payments to contractors and related wages, salaries or expenses (iii) expenses related in any way to set production, rentals, equipment fees, equipment rentals, costume design, production, purchase or rental (iv) set, or prop rentals, (v) and any other costs or expenses related to the production of the movie and the Project. The term “Costs” shall further exclude any payment or obligation of Moving Box to the Investors or other persons or entities providing funds or loaning money to Moving Box or for the Project, or any other creditors of Moving Box, and excludes any and all salaries or distributions or any payments to Moving Box, its officers, owners, or directors.

In the Production Agreement, the term “Costs” is defined as follows:

Costs.  Out-of-pocket expenses and third party fees incurred by MBE for the manufacturing, distribution, syndication, sale, leasing or licensing of the Content, including third party distributor fees, manufacturing costs for DVD’s or other product, publication fees, and sales fees incurred by MBE and related to the manufacturing, distribution and syndication of the Content.  The term “Costs” includes all production costs, wages and salaries in any form, including, but not limited to (i) actor and cinematography expenses, wages or fees, (ii) payments to contractors and related wages, salaries or expenses (iii) expenses related in any way to set production, rentals, equipment fees, equipment rentals, costume design, production, purchase or rental (iv) set, or prop rentals, (v) and any other costs or expenses related to the production of the movie and the Project. The term “Costs” shall include any payment or obligation of MBE to the Investors under a Royalty Rights Agreement or other persons or entities providing funds or loaning money to MBE or for the Project or any other creditors of MBE not related to the Project, but excludes any and all salaries or distributions or any payments to MBE’s managing members.

The difference between the definition in the two agreements is that “Costs” in the Production Agreement includes any payment or obligation of MBE to the Investors under a Royalty Rights Agreement or other persons or entities providing funds or loaning money to MBE or for the Project or any other creditors of MBE not related to the Project while the definition in the Royalty Rights Agreement excludes such Costs.  The reason for this distinction is that payments to the parties under these Agreements is calculated on Net Revenue, and for the split between Moving Box and Uptone in the Production Agreement, any payment or obligation of MBE to the Investors under a Royalty Rights Agreement or other persons or entities providing funds or loaning money to MBE or for the Project or any other creditors of MBE not related to the Project is deducted for determining Net Revenues for the purpose of the split but is not deducted for determining Net Revenues for the split between Investors and Moving Box in the Royalty Rights Agreement.  This means that the 40% of Net Revenues as defined in the Royalty Rights Agreement to Investors under Section 2.3 of Royalty Rights Agreement and the Wilcken Note and any other funds advanced by Mr. Wilcken, Jr. must be repaid in their entirety before there is any split of Net Revenue under the Production Agreement.

●	Net Revenue. Net Revenue means the Revenue less the Costs.

Definitions in the Agreements

•
“Investors” means Garrett, LLC, its successors and assigns, a Kentucky limited liability company of 3505 Castlegate Court, Lexington, Kentucky 40502, Ian McKinnon, #2302, 4801 Bonita Bay Boulevard, Bonita Springs, Florida 34134, and Brad Miller, PO Box 487, Hamilton, Indiana 47642

•	“MBE,” “Moving Box” and “Moving Box LLC” mean Moving Box Entertainment, LLC, a North Carolina limited liability company.

Flow of Funds/Payments from Revenue from the Movie under the Royalty Rights Agreement, Wilcken Note and Production Agreement combined:

First, prior to repayment to Investors under Section 2.2 of Royalty Rights Agreement -

●
All Net Revenues, as defined in the Royalty Rights Agreement, prior to repayment to Investors in the aggregate amount of $154,250 under Section 2.2 of Royalty Rights Agreement shall be distributed to Investors until the Investors receive an aggregate amount of $154,250

Then, after payment to Investors in the aggregate amount of $154,250 under Section 2.2 of Royalty Rights Agreement

●
First, all Net Revenues, as defined in the Royalty Rights Agreement, shall be distributed by Moving Box Entertainment LLC to Moving Box Inc to be applied to the repayment of the Wilcken Note until all principal and interest is paid in full.  The Wilcken Note is in the principal amount of $110,200, bears interest at the rate of 8% per annum.

●	Then, an amount equal to 40% of Net Revenues, as defined in the Royalty Rights Agreement, to Investors under Section 2.3 of Royalty Rights Agreement

●
Then an amount equal to 50% of the Net Revenues, as defined in the Production Agreement, to Moving Box Entertainment LLC and an amount equal to 50% of the Net Revenues, as defined in the Production Agreement, to Uptone

●
Then any remaining undistributed Net Revenues, as defined in the Royalty Rights Agreement, shall be distributed by Moving Box Entertainment LLC to Moving Box Inc to be used for general operating expenses.

These agreements impact our future revenue and profits in that they require substantial payments to other parties, specifically the Investors; Mr. Wilcken, our president and director, and Uptone, from future revenues generated from the Movie.

Until we generate operating revenues or receive other financing, all our costs, which we will incur irrespective of our business development activities, including bank service fees and those costs associated with SEC requirements associated with going and staying public, estimated to be less than $25,000 annually, will be funded as a loan from Mr. Wilcken, Jr., our president and Director, on the same terms as the Wilcken Note , to the extent that funds are available to do so. Mr. Wilcken, Jr., our president and Director is not obligated to provide these or any other funds although he has indicated that he currently intends to do so and that he has sufficient liquid assets to meet all of these anticipated future obligations if we do not generate operating revenues or secure other funding.  There is no dollar limit to the amount he has agreed to provide.   If we fail to meet these requirements, we will be unable to secure a qualification for quotation of our securities on the over the counter bulletin board, or if we have secured a qualification, may lose the qualification and our securities would no longer trade on the over the counter bulletin board. Further, if we fail to meet these obligations and as a consequence we fail to satisfy our SEC reporting obligations, investors will now own stock in a company that does not provide the disclosure available in quarterly and annual reports filed with the SEC and investors may have increased difficulty in selling their stock as we will be non-reporting.

We will need to secure a minimum of $30,000 in funds to finance our business in the next 12 months, in addition to the funds which will be used to go and stay public, which funds will be used for business development and sales and marketing. However in order to become profitable we may still need to secure additional debt or equity funding. We hope to be able to raise additional funds from an offering of our stock in the future. However, this offering may not occur, or if it occurs, may not raise the required funding. We do not have any plans or specific agreements for new sources of funding, except for the anticipated loans from management as described below, or any planned material acquisitions.

At December 21, 2010 we had $10,700 in cash in our bank account.  We anticipate our monthly burn rate for the next 12 months to be approximately $4,600 per month, including the maximum estimated $25,000 costs of going and staying public as described above.  As noted above, Mr. Wilcken, Jr. has orally agreed to provide all necessary funding upon the same terms as the Wilcken Note described above if we do not generate sufficient funds from operations or secure funding from other sources.

Our independent auditors have indicated in their audit report for the years ended March 31, 2010 that there is substantial doubt about our ability to continue as a going concern over the next twelve months.

Milestones

During the next 12 months we intend to implement our business plan as follows:

Event	Actions	Time	Total estimated cost
Complete the Movie	Currently in Process	February 2011	$294,000
Distribution of Movie	Meet and negotiate contracts	3-4 months after Movie completion	$10,000.00 to be done in-house and outsourced
Film Launch	Develop , Prep and market	1-2 months thereafter	$20,000.00 to be done in- house and outsourced

We currently will need to secure additional funds for the last two of these additional steps.  We need no additional funding to complete the first step. We currently have no contracts, agreements or commitments for any such additional funding.

DESCRIPTION OF PROPERTY

We rent the following property:

●	Address: 222 E . Jones Ave Wake Forest , NC 2758
●	Number of Square Feet: 1000
●	Name of Landlord: Graham Cawthroine
●	Term of Lease: 3 years, commencing Jan 2010.
●	Monthly Rental: $900

We can continue to operate our business in our current location.

We do not intend to renovate, improve, or develop properties.  We are not subject to competitive  conditions for  property  and currently  have  no property to insure.  We have no policy with respect to investments in real estate or interests in real estate and  no policy with  respect to investments in real estate mortgages.  Further, we have no policy with respect to investments in securities of or interests in persons primarily engaged in real estate activities.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Andreas Wilcken, the President and Director of the Company, advanced Moving Box $28,600 on April 8, 2010, $71,600 on May 5, 2010 and $10,000 on July 13, 2010 for a total of $110,200.  The Note bears interest at the rate of 8% per annum and is payable as set forth in “Business,” above.  No payments have been made to date.  At September 1, 2010, there was $2,870.31 in accrued interest due on the Note.

Except as set forth above, we have not entered into any material transactions with any director, executive officer, and promoter, beneficial owner of five percent or more of our common stock, or family members of such persons.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

There is no established public trading market for our securities and a regular trading market may not develop, or if developed, may not be sustained.  A shareholder in all likelihood, therefore, will not be able to resell his or his securities should he or she desire to do so when eligible for public resales. Furthermore, it is unlikely that a lending institution will accept our securities as pledged collateral for loans unless a regular trading market develops.

Penny Stock Considerations

Our shares will be "penny stocks", as that term is generally defined in the Securities Exchange Act of 1934 to mean equity securities with a price of less than $5.00.  Thus, our shares will be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock.

Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer must make a special suitability determination regarding the purchaser and must receive the purchaser's written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt.

In addition, under the penny stock regulations, the broker-dealer is required to:

■
Deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt;

■	Disclose commissions payable to the broker-dealer and our registered representatives and current bid and offer quotations for the securities;

■
Send monthly statements disclosing recent price information pertaining to the penny stock held in a customer's account, the account's value, and information regarding the limited market in penny stocks; and

■
Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction, prior to conducting any penny stock transaction in the customer's account.

Because of these regulations, broker-dealers may encounter difficulties in their attempt to sell shares of our Common Stock, which may affect the ability of selling shareholders or other holders to sell their shares in the secondary market, and have the effect of reducing the level of trading activity in the secondary market.  These additional sales practice and disclosure requirements could impede the sale of our securities, if our securities become publicly traded.  In addition, the liquidity for our securities may be decreased, with a corresponding decrease in the price of our securities.  Our shares in all probability will be subject to such penny stock rules and our shareholders will, in all likelihood, find it difficult to sell their securities.

OTC Bulletin Board Qualification for Quotation

To have our shares of Common Stock on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our Common Stock.  We have engaged in preliminary discussions with a FINRA Market Maker to file our application on Form 211 with FINRA, but as of the date of this Prospectus, no filing has been made.   W e anticipate that after this registration statement is declared effective, it will take approximately 2 - 8 weeks for FINRA to issue a trading symbol and allow sales of our Common Stock under Rule 144.

Sales of our common stock under Rule 144.

As of June 30, 2010, there were 2,000,000 shares of our common stock held by non-affiliates, none of which have been held for more than one year and thus are restricted, and all of which are being registered hereunder, and 4,500,000 shares of our common stock held by affiliates, all of which are restricted as per Rule 144 of the Securities Act of 1933 defines as restricted securities, none of which are being registered hereunder.  All shares being registered hereunder are available for resale as of the date of effectiveness of this registration statement. Of the shares not being registered hereunder, all the restricted securities held by affiliates, subject to the limitations on amounts and manner of sale in Rule 144, could be available for sale in a public market, if developed, beginning 90 days after the date of this prospectus. The availability for sale of substantial amounts of common stock under Rule 144 could reduce prevailing market prices for our securities.

Holders

As of the date of this registration statement, we had 32 shareholders of record of our common stock.

Dividends

We have not declared any cash dividends on our common stock since our inception and do not anticipate paying such dividends in the foreseeable future.  We plan to retain any future earnings for use in our business.  Any decisions as to future payments of dividends will depend on our earnings and financial position and such other facts, as the Board of Directors deems relevant.

Reports to Shareholders

As a result of this offering, as required under Section 15(d) of the Securities Exchange Act of 1934, we will file periodic reports with the Securities and Exchange Commission through the end of the first full fiscal year in which our registration statement is declared effective.  Our fiscal year ends December 31 each year.  Thereafter, we intend voluntarily to file a registration statement on Form 8-A which will subject us to all of the reporting requirements of the 1934 Act. This will require us to file quarterly and annual reports with the SEC and will also subject us to the proxy rules of the SEC. In addition, our officers, directors and 10% stockholders will be required to submit reports to the SEC on their stock ownership and stock trading activity.  We are not required under Section 12(g) or otherwise to become a mandatory 1934 Act filer unless we have more than 500 shareholders and total assets of more than $10 million on the end of the first full fiscal year in which our registration statement is declared effective.  If we do not file a registration statement on Form 8-A thereafter , we will continue as a reporting company not subject to the proxy statement requirements of the 1934 Act, our securities can no longer be quoted on the OTC Bulletin Board, and our officers, directors and 10% stockholders will not be required to submit reports to the SEC on their stock ownership and stock trading activity.

Where You Can Find Additional Information

We have filed with the Securities and Exchange Commission a registration statement on Form S-1.  For further information about us and the shares of common stock to be sold in the offering, please refer to the registration statement and the exhibits and schedules thereto. The registration statement and exhibits may be inspected, without charge, and copies may be obtained at prescribed rates, at the SEC's Public Reference Room at 100 F St., N.E., Washington, D.C. 20549.  The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The registration statement and other information filed with the SEC are also available at the web site maintained by the SEC at http://www.sec.gov.

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our Principal Executive Officer, our two most highly compensated executive officers other than our PEO who occupied such position at the end of our latest fiscal year and up to two additional executive officers who would have been included in the table below except for the fact that they were not executive officers at the end of our latest fiscal year, by us, or by any third party where the purpose of a transaction was to furnish compensation, for all services rendered in all capacities to us for the year ended March 31, 2010

Name	Title	Year	Salary	Bonus	Stock awards	Option awards	Non equity incentive plan compensation	Non qualified deferred compensation	All other compensation	Total
Andreas Wilcken, Jr.	President	2010	0	0	0	0	0	0	0	0
Jonathan Seelbinder	Secretary	2010	0	0	0	0	0	0	0	0

Summary Equity Awards Table

The following table sets forth certain information for our executive officers concerning unexercised options, stock that has not vested, and equity incentive plan awards as of

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END March 31, 2010
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Unitsof Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number Of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Andreas Wilcken, Jr	0	0	0	0	0	0	0	0	0
Jonathan Seelbinder	0	0	0	0	0	0	0	0	0

Narrative disclosure to summary compensation and option tables

Andreas Wilcken, Jr. and Jonathan Seelbinder, our officers and directors, currently receive no compensation.  We have no written employment agreements with Andreas Wilcken, Jr. and Jonathan Seelbinder.  They have orally agreed to take no compensation unless and until we achieve significant profitable operations for a period of at least 12 consecutive months, meaning profits of at least $100,000 per year on an annualized basis, and then only if, in the exercise of their fiduciary duty to stockholders, the believe taking compensation will not adversely affect our ability to continue to successfully implement our business plan at that time.

At no time since inception with respect to any of our executive officers was there:

o
any outstanding option or other equity-based award repriced or otherwise materially modified (such as by extension of exercise periods, the change of vesting or forfeiture conditions, the change or elimination of applicable performance criteria, or the change of the bases upon which returns are determined;

o	any waiver or modification of any specified performance target, goal or condition to payout with respect to any amount included in non-stock incentive plan compensation or payouts;

o	any option or equity grant;

o	any non-equity incentive plan award made to a named executive officer;

o	any nonqualified deferred compensation plans including nonqualified defined contribution plans; or

o	any payment for any item to be included under All Other Compensation (column (i)) in the Summary Compensation Table.

Board of Directors

Director Compensation

Name	Fees earned or paid in cash ($)	Stock awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Andreas Wilcken, Jr.	0	0	0	0	0	0	0
Jonathan Seelbinder	0	0	0	0	0	0	0

We have no compensation arrangements (such as fees for retainer, committee service, service as chairman of the board or a committee, and meeting attendance) with directors.

  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

FINANCIAL STATEMENTS

Moving Box, Inc.

March 31, 2010

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Moving Box, Inc.

(A Development Stage Company)

We have audited the accompanying balance sheet of Moving Box, Inc. (a development stage company) as of March 31, 2010 and the related statements of operations, changes in stockholders' deficit, and cash flows for the period from January 1, 2010 (inception) through March 31, 2010. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Moving Box as of March 31, 2010, and the results of its operations, changes in stockholders' deficit and cash flows for the period from January 1, 2010 (inception) through March 31, 2010 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered a net loss from operations and has a net capital deficiency, which raises substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ M&K CPAS, PLLC

www.mkacpas.com

Houston, Texas

July 22, 2010

MOVING BOX, INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET
AS OF MARCH 31, 2010

ASSETS

CURRENT ASSETS
Cash	$25,823
Total current assets	25823

TOTAL ASSETS	$25,823

LIABILITIES AND STOCKHOLDERS' DEFICIT

LIABILITIES

CURRENT LIABILITIES
Accounts payable	$-
Related party advances	37,600
Total current liabilities	37,600

TOTAL LIABILITIES	37,600

STOCKHOLDERS' DEFICIT
Common stock, $0.000001 par value, 95,000,000 shares authorized; issued & outstanding 4,500,000	5

Preferred stock, $0.000001 par value, 5,000,000 shares authorized; issued & outstanding -0-	-
Additional paid in capital	(5)
Deficit accumulated during the development stage	(11,777)
Total stockholders' deficit	(11,777)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$25,823

See the accompanying summary of accounting policies and notes to the financial statements

MOVING BOX, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS
FOR THE PERIOD FROM JANUARY 1, 2010 (INCEPTION) THROUGH MARCH 31, 2010

REVENUE	$-

OPERATING EXPENSES
Production Costs	10,015
General and administrative	1,762
Total operating expenses	11,777

NET (LOSS)	$(11,777)

Net Loss per Share - Basic and Diluted	0.00

Weighted Average Shares Outstanding - Basic and Diluted	4,500,000

See the accompanying summary of accounting policies and notes to the financial statements

MOVING BOX, INC.
(A DEVELOPMENT STAGE COMPANY)
 STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM JANUARY 1, 2010 (INCEPTION) THROUGH MARCH 31, 2010

Operating Activities
Net loss	$(11,777)
Net Cash Used in Operating Activities	(11,777)

Financing Activities
Advances from related parties	37,600
Net Cash Provided by Financing Activities	37,600

Increase in Cash	25,823

Cash - Beginning of Period	-

Cash - End of Period	$25,823

Supplemental Disclosures of Cash Flow Information

Cash paid for income taxes	-
Cash paid for interest	-

See the accompanying summary of accounting policies and notes to the financial statements

MOVING BOX, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT
FOR THE PERIOD FROM JANUARY 1, 2010 (INCEPTION) THROUGH MARCH 31, 2010

			Additional
	Common Stock		Paid-in	Accumulated
	Shares	Amount	Capital	Deficit	Total
Balance at January 1, 2010 (inception)	-	$-	$-	$-	$-
Stock issued to founders	4,500,000	5	(5)	-	0
Net loss	-	-	-	(11,777)	(11,777)
Balance at March 31, 2010	4,500,000	$5	$(5)	$(11,777)	$(11,777)

See the accompanying summary of accounting policies and notes to the financial statements

Moving Box, Inc.
(A Development Stage Company)
Notes to the Financial Statements

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Moving Box, Inc. was incorporated on February 25, 2010, under the laws of the State of Delaware, as a development stage company. The Company intends to commence operations to acquire scripts for movie opportunities, to produce the related movies and to sell, lease, license, distribute and syndicate the movies and develop other related media products related to the movies.

On March 23, 2010 Moving Box, Inc. acquired 100% of the Member Interests in Moving Box Entertainment, LLC, a North Carolina limited liability company, in exchange for assumption of their debts and obligations.

The inception date is January 1, 2010, because the prior entity, Moving Box Entertainment, LLC, was under common control.

BASIS OF PRESENATATION

The Company follows accounting principles generally accepted in the United States of America.  In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the periods presented have been reflected herein.

USE OF ESTIMATES

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

For purposes of the statement of cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. As of March 31, 2010, there were no cash equivalents.

DEVELOPMENT STAGE COMPANY

The Company is a development stage company as defined by FASB guidelines.

FINANCIAL INSTRUMENTS

Pursuant to ASC 820, Fair Value Measurements and Disclosures and ASC 825, Financial Instruments, an entity is required to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 and 825 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 and 825 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company’s financial instruments consist principally of cash, and amounts due to related parties. Pursuant to ASC 820 and 825, the fair value of our cash is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets. We believe that the recorded values of all of our other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

INCOME TAXES

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has adopted ASC 740 “ Accounting for Income Taxes ” as of its inception. Pursuant to ASC 740, the Company is required to compute tax asset benefits for net operating losses carried forward. The potential benefits of net operating losses have not been recognized in this financial statement because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

BASIC AND DILUTED NET LOSS PER COMMON SHARE

Basic and diluted net loss per share calculations are calculated on the basis of the weighted average number of common shares outstanding during the year. The per share amounts include the dilutive effect of common stock equivalents in years with net income. Basic and diluted loss per share is the same due to the anti dilutive nature of potential common stock equivalents.  Moving Box had no common stock equivalents outstanding at March 31, 2010.  At March 31, 2010, there were 4,500,000 weighted average number of shares outstanding and the loss per share, both basic and diluted, was 0.00.

RECENT ACCOUNTING PRONOUNCEMENTS

In January 2010, the FASB issued an amendment to ASC 505, Equity, where entities that declare dividends to shareholders that may be paid in cash or shares at the election of the shareholders are considered to be a share issuance that is reflected prospectively in EPS, and is not accounted for as a stock dividend. This standard is effective for interim and annual periods ending on or after December 15, 2009 and is to be applied on a retrospective basis. The adoption of this standard is not expected to have a significant impact on the Company’s financial statements.

In January 2010, the FASB issued an amendment to ASC 820, Fair Value Measurements and Disclosure, to require reporting entities to separately disclose the amounts and business rationale for significant transfers in and out of Level 1 and Level 2 fair value measurements and separately present information regarding purchase, sale, issuance, and settlement of Level 3 fair value measures on a gross basis. This standard, for which the Company is currently assessing the impact, is effective for interim and annual reporting periods beginning after December 15, 2009 with the exception of disclosures regarding the purchase, sale, issuance, and settlement of Level 3 fair value measures which are effective for fiscal years beginning after December 15, 2010. The adoption of this standard is not expected to have a significant impact on the Company’s financial statements.

In October 2009, FASB issued an amendment to the accounting standards related to the accounting for revenue in arrangements with multiple deliverables including how the arrangement consideration is allocated among delivered and undelivered items of the arrangement. Among the amendments, this standard eliminated the use of the residual method for allocating arrangement considerations and requires an entity to allocate the overall consideration to each deliverable based on an estimated selling price of each individual deliverable in the arrangement in the absence of having vendor-specific objective evidence or other third party evidence of fair value of the undelivered items. This standard also provides further guidance on how to determine a separate unit of accounting in a multiple-deliverable revenue arrangement and expands the disclosure requirements about the judgments made in applying the estimated selling price method and how those judgments affect the timing or amount of revenue recognition. This standard, for which the Company is currently assessing the impact, will become effective on January 1, 2011.

In October 2009, the FASB issued an amendment to the accounting standards related to certain revenue arrangements that include software elements. This standard clarifies the existing accounting guidance such that tangible products that contain both software and non-software components that function together to deliver the product’s essential functionality, shall be excluded from the scope of the software revenue recognition accounting standards. Accordingly, sales of these products may fall within the scope of other revenue recognition standards or may now be within the scope of this standard and may require an allocation of the arrangement consideration for each element of the arrangement. This standard, for which the Company is currently assessing the impact, will become effective on January 1, 2011.

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.
NOTE 2 - GOING CONCERN

Moving Box’s financial statements have been prepared on a going concern basis, which contemplates the realization of assets and settlement of liabilities and commitments in the normal course of business for the foreseeable future. Since inception, the Company has accumulated losses aggregating to $11,777 and has insufficient working capital to meet operating needs for the next twelve months as of March 31, 2010, all of which raise substantial doubt about Moving Box’s ability to continue as a going concern.

NOTE 3 - COMMON STOCK

Moving Box issued 4,500,000 shares of common stock (founder’s shares) to Andreas Wilcken, the President and Director of the Company.

NOTE  4 – INCOME TAXES

The Company has tax losses which may be applied against future taxable income. The potential tax benefits arising from these loss carryforwards expire beginning in 2030 and are offset by a valuation allowance due to the uncertainty of profitable operations in the future. The net operating loss carryforward was $11,777 at March 31, 2010. The significant components of the deferred tax asset as of December 31, 2010 are as follows:

Net operating loss carryforwards	$(3,533)
Valuation allowance	3,533
Net deferred tax asset	$-

NOTE  5 – RELATED PARTY TRANSACTIONS

Three persons invested $154,250 and received the right to the repayment of the amount of their investment by Moving Box, before payment to any other investors or creditors of Moving Box, the first $154,250 in Net Revenue received by Moving Box and thereafter 40% of the net revenue derived, or in any way generated by, or related to, the Movie.  As of March 31, 2010, $37,600 of the $154,250 had been invested.

From April 8, 2010 through July 13, 2010, Mr. Andreas Wilcken, the President and Director, loaned our LLC subsidiary $110,200.  Moving Box gave him a Note in that amount dated July 13, 2010 with interest at the rate of 8% per annum with payments to be made solely out of the first funds which we are entitled to retain under the Production Agreement and Royalty Agreement.

NOTE 6 – SUBSEQUENT EVENTS

We retained the services of Uptone Pictures, Inc., an unrelated third party, to be the production company for the production and post production of the motion. Under the Production Agreement with Uptone, we will pay Uptone $264,200 to fund the production of the Movie as well as 50% of our Net Revenue in the Movie, if any, as defined in the Production Agreement, payable quarterly.  All payments made under the Royalty Agreement will be treated as costs and deducted in determining our Net Profit in the Movie.

Subsequent events have been evaluated through August 4, 2010, which is the date the financial statements were available to be issued.

On July 13, 2010, the President loaned the Company an additional $10,000 making the total loan $110,210.

In July of 2010, the Company closed a private placement for 2,000,000 shares at $0.02 per share.

FINANCIAL STATEMENTS

Moving Box, Inc.

September 30, 2010

FINANCIAL STATEMENTS

Moving Box, Inc.

September 30, 2010

Index

Balance Sheets as of September 30, 2010 and March 31, 2010 (unaudited)	F-2

Statements of Operations for the Six and Three Months Ended September 30, 2010 and the Period From February 25, 2010 (inception) through September 30, 2010 (unaudited)	F-3

Statements of Cash Flows for the Periods April 1 through September 30, 2010 and February 25, 2010 (inception) through September 30, 2010 (unaudited)	F-4

Notes to the Financial Statements	F-6 – F-9

MOVING BOX, INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET
AS OF SEPTEMBER 30, 2010 AND MARCH 31, 2010

ASSETS	Seeptember 30,	March 31,
	2010	2010
	(unaudited)
CURRENT ASSETS
Cash	$11,428	$25,823
Total current assets	11,428	25,823

TOTAL ASSETS	$11,428	$25,823

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Loan payable	$110,200	$-
Related party advances	154,250	$37,600
Interest payable	3,595	-
Total current liabilities	268,045	37,600

STOCKHOLDERS' EQUITY
Common stock, $0.000001 par value, 95,000,000 shares authorized; issued & outstanding	7	5
4,500,000 as of June 30, 2010
Preferred stock, $0.000001 par value, 5,000,000 shares authorized; issued & outstanding -0- as of
June 30, 2010	-	-
Additional paid in capital	39,993	(5)
Deficit accumulated during the development stage	(296,617)	(11,777)
Total stockholders' equity	(256,617)	(11,777)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$11,428	$25,823

 The accompanying notes are an integral part of these consolidated financial statements.

MOVING BOX, INC.
STATEMENTS OF OPERATIONS
FOR THE SIX AND THREE MONTHS ENDED SEPTEMBER 30, 2010, AND
THE PERIOD FROM FEBRUARY 25, 2010 (INCEPTION) THROUGH SEPTEMBER 30, 2010
(DEVELOPMENT STAGE COMPANY)
(unaudited)

			DEVELOPMENT STAGE
	APRIL 1, 2010	JULY 1, 2010	JANUARY 1, 2010
	THROUGH	THROUGH	THROUGH
	SEPTEMBER 30, 2010	SEPTEMBER 30, 2010	SEPTEMBER 30, 2010

REVENUE	$-		$-

OPERATING EXPENSES
Production costs	147,666	14,629	157,680
Professional fees	72,201	18,289	54,817
General and administrative	64,973	14,733	84,120
Total operating expenses	284,840	47,651	296,617

NET INCOME (LOSS)	(284,840)	(47,651)	(296,617)

BASIC AND DILUTED EARNINGS PER SHARE	$(0.06)	$(0.01)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING	5,152,174	4,775,229

 The accompanying notes are an integral part of these consolidated financial statements.

MOVING BOX, INC.
  STATEMENTS OF CASH FLOW
FOR THE PERIODS APRIL 1 THROUGH SEPTEMBER 30, 2010 AND
FEBRUARY 25, 2010 (INCEPTION) THROUGH SEPTEMBER 30, 2010
(DEVELOPMENT STAGE COMPANY)
(unaudited)

			DEVELOPMENT STAGE
	APRIL 1, 2010		JANUARY 1, 2010
	THROUGH		THROUGH
	SEPTEMBER 30, 2010		SEPTEMBER 30, 2010

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(284,840)		$(296,617)

Change in assets and liabilities
Increase / Decrease in accrued liabilities	130,245		268,045
Net cash used in operating activities	(154,595)		(28,572)
		Ũ
CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of stock	2		7
Contributution of capital	39,998		39,993
Related party loan	100,200
Net cash provided by financing activities	140,200		40,000

NET INCREASE IN CASH AND CASH EQUIVALENTS	(14,395)		11,428

CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD	25,823		0

CASH AND CASH EQUIVALENTS - END OF PERIOD	$11,428		$11,428

Supplemental Disclosures of Cash Flow Information

Cash paid for income taxes	$-

Cash paid for interest	$-

 The accompanying notes are an integral part of these consolidated financial statements.

MOVING BOX, INC.
(A DEVELOPMENT STAGE COMPANY)
 STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT
FOR THE PERIOD FROM JANUARY 1, 2010 (INCEPTION) THROUGH SEPTEMBER 30, 2010
(unaudited)

			Additional
	Common Stock		Paid-in	Accumulated
	Shares	Amount	Capital	Deficit	Total
Balance at January 1, 2010	-	-	-	-	-
Stock issued	4,500,000	5	(5)	-	0
Net loss	-	-	-	(11,777)	(11,777)
Balance at March 31, 2010	4,500,000	5	(5)	(11,777)	(11,777)
Net loss				(284,840)	(284,840)
Stock issued	2,000,000	2	39,998
Balance at September 30, 2010	6,500,000	7	39,993	(296,617)	(296,617)

 The accompanying notes are an integral part of these consolidated financial statements.

Moving Box, Inc.
(A Development Stage Company)
Notes to the Financial Statements

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Moving Box, Inc. was incorporated on February 25, 2010, under the laws of the State of Delaware, as a development stage company. The Company intends to commence operations to acquire scripts for movie opportunities, to produce the related movies and to sell, lease, license, distribute and syndicate the movies and develop other related media products related to the movies.

On March 23, 2010 Moving Box, Inc. acquired 100% of the Member Interests in Moving Box Entertainment, LLC, a North Carolina limited liability company, in exchange for assumption of their debts and obligations.

The inception date is January 1, 2010, because the prior entity, Moving Box Entertainment, LLC, was under common control.

BASIS OF PRESENATATION

The Company follows accounting principles generally accepted in the United States of America.  In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the periods presented have been reflected herein.

REVENUE RECOGNITION

Revenue is recognized when it is realized or realizable and earned. Moving Box considers revenue realized or realizable and earned when persuasive evidence of an arrangement exists, services have been provided, and collectability is reasonably assured. These criteria are assumed to have been met if a customer orders an item, payment for the item clears, and the goods have been shipped or delivered to the customer.  Revenue that is billed in advance such as recurring weekly or monthly services are initially deferred and recognized as revenue over the period the services are provided.  There was no such deferred revenue as of September 30, 2010.

USE OF ESTIMATES

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

For purposes of the statement of cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. As of September 30, 2010, there were no cash equivalents.

DEVELOPMENT STAGE COMPANY

The Company is a development stage company as defined by FASB guidelines.

FINANCIAL INSTRUMENTS

Pursuant to ASC 820, Fair Value Measurements and Disclosures and ASC 825, Financial Instruments, an entity is required to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 and 825 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 and 825 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company’s financial instruments consist principally of cash, and amounts due to related parties. Pursuant to ASC 820 and 825, the fair value of our cash is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets. We believe that the recorded values of all of our other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

INCOME TAXES

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has adopted ASC 740 “Accounting for Income Taxes ” as of its inception. Pursuant to ASC 740, the Company is required to compute tax asset benefits for net operating losses carried forward. The potential benefits of net operating losses have not been recognized in this financial statement because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

BASIC AND DILUTED NET LOSS PER COMMON SHARE

Basic and diluted net loss per share calculations are calculated on the basis of the weighted average number of common shares outstanding during the year. The per share amounts include the dilutive effect of common stock equivalents in years with net income. Basic and diluted loss per share is the same due to the anti dilutive nature of potential common stock equivalents.  Moving Box had no common stock equivalents outstanding at March 31, 2010.  At March 31, 2010, there were 4,500,000 weighted average number of shares outstanding and the loss per share, both basic and diluted, was 0.00.

RECENT ACCOUNTING PRONOUNCEMENTS

In January 2010, the FASB issued an amendment to ASC 505, Equity, where entities that declare dividends to shareholders that may be paid in cash or shares at the election of the shareholders are considered to be a share issuance that is reflected prospectively in EPS, and is not accounted for as a stock dividend. This standard is effective for interim and annual periods ending on or after December 15, 2009 and is to be applied on a retrospective basis. The adoption of this standard is not expected to have a significant impact on the Company’s financial statements.

In January 2010, the FASB issued an amendment to ASC 820, Fair Value Measurements and Disclosure, to require reporting entities to separately disclose the amounts and business rationale for significant transfers in and out of Level 1 and Level 2 fair value measurements and separately present information regarding purchase, sale, issuance, and settlement of Level 3 fair value measures on a gross basis. This standard, for which the Company is currently assessing the impact, is effective for interim and annual reporting periods beginning after December 15, 2009 with the exception of disclosures regarding the purchase, sale, issuance, and settlement of Level 3 fair value measures which are effective for fiscal years beginning after December 15, 2010. The adoption of this standard is not expected to have a significant impact on the Company’s financial statements.

In October 2009, FASB issued an amendment to the accounting standards related to the accounting for revenue in arrangements with multiple deliverables including how the arrangement consideration is allocated among delivered and undelivered items of the arrangement. Among the amendments, this standard eliminated the use of the residual method for allocating arrangement considerations and requires an entity to allocate the overall consideration to each deliverable based on an estimated selling price of each individual deliverable in the arrangement in the absence of having vendor-specific objective evidence or other third party evidence of fair value of the undelivered items. This standard also provides further guidance on how to determine a separate unit of accounting in a multiple-deliverable revenue arrangement and expands the disclosure requirements about the judgments made in applying the estimated selling price method and how those judgments affect the timing or amount of revenue recognition. This standard, for which the Company is currently assessing the impact, will become effective on January 1, 2011.

In October 2009, the FASB issued an amendment to the accounting standards related to certain revenue arrangements that include software elements. This standard clarifies the existing accounting guidance such that tangible products that contain both software and non-software components that function together to deliver the product’s essential functionality, shall be excluded from the scope of the software revenue recognition accounting standards. Accordingly, sales of these products may fall within the scope of other revenue recognition standards or may now be within the scope of this standard and may require an allocation of the arrangement consideration for each element of the arrangement. This standard, for which the Company is currently assessing the impact, will become effective on January 1, 2011.

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations

NOTE 2 - GOING CONCERN

Moving Box’s financial statements have been prepared on a going concern basis, which contemplates the realization of assets and settlement of liabilities and commitments in the normal course of business for the foreseeable future. Since inception, the Company has accumulated losses aggregating to $295,892 and has insufficient working capital to meet operating needs for the next twelve months as of September 30, 2010, all of which raise substantial doubt about Moving Box’s ability to continue as a going concern.

NOTE 3 - COMMON STOCK

Moving Box issued 4,500,000 shares of common stock (founder’s shares) upon formation to the President and Director of the Company.

During June to August 2010, we sold 2,000,000 shares of common stock to 31 non-U.S. investors at a price of $.02 per share for aggregate consideration of $40,000.  The shares were issued September 1, 2010.

NOTE 4 – INCOME TAXES

The Company has tax losses which may be applied against future taxable income. The potential tax benefits arising from these loss carryforwards expire beginning in 2030 and are offset by a valuation allowance due to the uncertainty of profitable operations in the future. The net operating loss carryforward was $295,892 at September 30, 2010. The significant components of the deferred tax asset as of December 31, 2010 are as follows:

Net operating loss carryforwards	$(88,768)
Valuation allowance	88,768
Net deferred tax asset	$-

NOTE 5 – RELATED PARTY TRANSACTIONS

We received a loan in the amount of $110,200, representing multiple advances the last of which was July 13, 2010, from Andreas Wilcken, Jr., our president and director under a note (“Wilcken Note”) which is in the principal amount of $110,200, bears interest at the rate of 8% per annum, payable as set forth in Note 6 below.

NOTE 6 - NON-RELATED PARTY TRANSACTION

Between April and August of 2010, the Company borrowed an aggregate of $18,991 from a non-affiliated third party. The loan was not in writing, bore no interet and was repayable on demand. On August 25, 2010 the Company repaid this loan. Imputed interest is not considered to be material.

NOTE 7 – ROYALTY RIGHTS AGREEMENT AND PRODUCTION AGREEMENT

●	We raised $154,250 through the sale of Royalty Rights in the Movie under a Royalty Rights Agreement with required payments to three non-Affiliated Investors as set forth below

●
We retained the services of Uptone Pictures, Inc., an unrelated third party, under a Production Agreement to be the production company for the production and post production of the Movie and agreed to pay them $264,200 for their services, of which all $264,200 has been paid, as well as additional amounts as set forth below.

Flow of Funds/Payments from Revenue from the Movie under the Royalty Rights Agreement, Wilcken Note and Production Agreement combined:

First, prior to repayment to Investors under Section 2.2 of Royalty Rights Agreement -

●
All Net Revenues, as defined in the Royalty Rights Agreement, prior to repayment to Investors in the aggregate amount of $154,250 under Section 2.2 of Royalty Rights Agreement shall be distributed to Investors until the Investors receive an aggregate amount of $154,250

Then, after payment to Investors in the aggregate amount of $154,250 under Section 2.2 of Royalty Rights Agreement

●
First, all Net Revenues, as defined in the Royalty Rights Agreement, shall be distributed by Moving Box Entertainment LLC to Moving Box Inc to be applied to the repayment of the Wilcken Note described in Note 5 until all principal and interest is paid in full.

●	Then, an amount equal to 40% of Net Revenues, as defined in the Royalty Rights Agreement, to Investors under Section 2.3 of Royalty Rights Agreement

●
Then an amount equal to 50% of the Net Revenues, as defined in the Production Agreement, to Moving Box Entertainment LLC and an amount equal to 50% of the Net Revenues, as defined in the Production Agreement, to Uptone

●
Then any remaining undistributed Net Revenues, as defined in the Royalty Rights Agreement, shall be distributed by Moving Box Entertainment LLC to Moving Box Inc to be used for general operating expenses.

NOTE 8 – SUBSEQUENT EVENTS

Subsequent events have been evaluated through the date of issuance, which is the date the financial statements were available to be issued.

Part II - INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OFFICERS AND DIRECTORS

Our Articles of Incorporation provide that no director or officer of the Company shall be personally liable to the Company or its stockholders for monetary damages for any breach of fiduciary duty by such person as a director or officer, except for the payment of dividends in violation of Delaware law.  Our Bylaws provide, in pertinent part, that the Company shall indemnify any person made a party to or involved in any civil, criminal or administrative action, suit or proceeding by reason of the fact that such person is or was a director or officer of the Company, or of any corporation which such person served as such at the request of the Company, against expenses reasonably incurred by, or imposed on, such person in connection with, or resulting from, the exercise of such action, suit, proceeding or appeal thereon, except with respect to matters as to which it is adjudged in such action, suit or proceeding that such person was liable to the Company, or such other corporation, for negligence or misconduct in the performance of such persons duties as a director or officer of the Company.  The determination of the rights of such indemnification and the amount thereof may be made, at the option of the person to be indemnified, by (1) order of the Court or administrative body or agency having jurisdiction over the matter for which indemnification is being sought; (2) resolution adopted by a majority of a quorum of our disinterested directors; (3) if there is no such quorum, resolution adopted by a majority of the committee of stockholders and disinterested directors of the Company; (4) resolution adopted by a majority of the quorum of directors entitled to vote at any meeting; or (5) Order of any Court having jurisdiction over the Company.  Such right of indemnification is not exclusive of any other right which such director or officer may have, and without limiting the generality of such statement, they are entitled to their respective rights of indemnification under any bylaws, agreement, vote of stockholders, provision of law, or otherwise in addition to their rights under our Bylaws.

With regard to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the Corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such case.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table is an itemization of all expenses, without consideration to future contingencies, incurred or expected to be incurred by us in connection with the issuance and distribution of the securities being offered by this prospectus. Items marked with an asterisk (*) represent estimated expenses. We have agreed to pay all the costs and expenses of this offering. Selling security holders will pay no offering expenses.

ITEM	AMOUNT

SEC Registration Fee*	$3
Legal Fees and Expenses	10.000
Accounting Fees and Expenses*	10,000
Miscellaneous	4,997
Total*	$25,000
_______________
* Estimated Figure

RECENT SALES OF UNREGISTERED SECURITIES

Upon formation on March 23, 2010, Moving Box issued 4,500,000 shares of common stock (founder’s shares) to the President and Director of the Company a non-U.S. citizen or resident. We valued these shares at par value of $0.000001 per share for aggregate consideration of $4.50 .

During June to August 2010, we sold 2,000,000 shares of common stock to 31 non-U.S. investors at a price of $.02 per share for aggregate consideration of $40,000 .

We relied upon Regulation S of the Securities Act of 1933, as amended for the above issuances to non US citizens or residents.

We believed that Regulation S was available because:

●	None of these issuances involved underwriters, underwriting discounts or commissions;
●	We placed Regulation S required restrictive legends on all certificates issued;
●	No offers or sales of stock under the Regulation S offering were made to persons in the United States;
●	No direct selling efforts of the Regulation S offering were made in the United States.

In connection with the above transactions, although some of the investors may have also been accredited, we provided the following to all investors:

●	Access to all our books and records.
●	Access to all material contracts and documents relating to our operations.
●	The opportunity to obtain any additional information, to the extent we possessed such information, necessary to verify the accuracy of the information to which the investors were given access.

Prospective investors were invited to review at our offices at any reasonable hour, after reasonable advance notice, any materials available to us concerning our business. Prospective Investors were also invited to visit our offices.

We relied upon Regulation S of the Securities Act of 1933, as amended for the above issuances to non US citizens or residents.

We believed that Regulation S was available because:

■	None of these issuances involved underwriters, underwriting discounts or commissions;

■	We placed Regulation S required restrictive legends on all certificates issued;

■	No offers or sales of stock under the Regulation S offering were made to persons in the United States;

■	No direct selling efforts of the Regulation S offering were made in the United States.

 In connection with the above transactions, although some of the investors may have also been accredited, we provided the following to all investors:

■	Access to all our books and records.

■	Access to all material contracts and documents relating to our operations.

■	The opportunity to obtain any additional information, to the extent we possessed such information, necessary to verify the accuracy of the information to which the investors were given access.

Prospective investors were invited to review at our offices at any reasonable hour, after reasonable advance notice, any materials available to us concerning our business. Prospective Investors were also invited to visit our offices.

EXHIBITS

Item 2
	1	Acquisition of Moving Box Entertainment LLC
	2	Plan of Exchange *
Item 3
	1	Articles of Incorporation of Moving Box Inc.
	2	Bylaws of Moving Box Inc.
	3	Moving Box Entertainment LLC Articles of Organization

Item 4
	1	Form of common stock Certificate of Moving Box Inc.(1)

Item 5
	1	Legal Opinion of Williams Law Group, P.A. *

Item 10
	1	Royalty Rights Agreement
	2	Production Agreement
	3	Wilcken Note
Item 21
Moving Box Entertainment LLC

Item 23
	1	Consent of M&K CPAS, PLLC *
	2	Consent of Williams Law Group, P.A. (included in Exhibit 5.1) *
___________________________
* Filed herewith

All other Exhibits called for by Rule 601 of Regulation SK are not applicable to this filing.

(1) Information pertaining to our common stock is contained in our Articles of Incorporation and Bylaws.

UNDERTAKINGS

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required bysection 10(a)(3) of the Securities Act of 1933;

ii.
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser: Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5.  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such case.

SIGNATURES

 Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Wake Forest NC on this 22nd day of December, 2010 .

Moving Box Inc.

Title	Name	Date	Signature

President	Andreas Wilcken, Jr.	December 22, 2010	/s/ Andreas Wilcken, Jr.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on  the date indicated.

SIGNATURE	NAME	TITLE	DATE

/s/ Andreas Wilcken, Jr.	Andreas Wilcken, Jr.	President, Principal Executive Officer, Principal Financial Officer,	December 22, 2010
Principal Accounting Officer, Director

/s/ Jonathan Seelbinder	Jonathan Seelbinder	Secretary, Director	December 22, 2010